                                                                    EXHIBIT 10.1

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION]

                       SALES AND DISTRIBUTION AGREEMENT
                       --------------------------------


This SALES AND DISTRIBUTION AGREEMENT (this "Agreement") dated as of this 28th day of January, 1999 by and between ABBOTT LABORATORIES INC., a Delaware corporation having its principal place of business at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 ("Abbott"), and GENSIA SICOR PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 19 Hughes, Irvine, California 92618-1902 ("Gensia Sicor").

                                   RECITALS
                                   --------

     WHEREAS, Gensia Sicor has obtained FDA (as hereinafter defined) approvals for the Base Products (as hereinafter defined) and has heretofore been independently selling and marketing such Base Products through its sales force; and

     WHEREAS, Abbott desires to become the exclusive distributor (as described in Article 2) of all of the Products (as hereinafter defined) in the Territory (as hereinafter defined); and

     WHEREAS, Gensia Sicor is willing to appoint Abbott as the exclusive distributor of all the Products in the Territory, and Abbott is willing to accept such appointment, in accordance with the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Abbott and Gensia Sicor hereby agree as follows:

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS

     All capitalized terms used in this Agreement shall have the meanings set forth or referenced below.

     1.1  "Abbott Promoter" means at any time, an employee, agent or
           ---------------
representative of Abbott's Hospital Products Division who, at that time, promotes sales of the Products.

     1.2  "Act" means the Federal Food, Drug and Cosmetic Act of 1938, including
           ---
all amendments thereto, and all regulations promulgated thereunder, as the same are amended, modified or supplemented from time to time.

     1.3  "Affiliate" means any entity which is, directly or indirectly,
           ---------
controlling, controlled by or under common control with a Party. For purposes of this definition, "control" (including, with correlative meaning, the term "controlling" and "controlled") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     1.4  "ANDA" means an abbreviated new drug application submitted to the FDA
           ----
under Section 507 of the Act, including supplements and amendments to such application.

     1.5  "Base Product" means, at any time, (a) the products listed in Exhibit
           ------------
1.5, as amended from time to time by written agreement of the Parties, and (b) any New Product which become a Base Product in accordance with Section 1.21.

     1.6  "Base Sales Level" shall have the meaning given it in Section 7.2
           ----------------
hereof.  Base Sales Level is also abbreviated as "BSL" herein.

     1.7  "Calendar Quarter" means a period of three (3) consecutive calendar
           ----------------
months commencing on January 1, April 1, July 1, or October 1 of any Contract Year. For purposes of this Agreement, the first Calendar Quarter shall mean the period from the Effective Date until March 31, 1999.

     1.8  "Confidential Information" means any and all technical data,
           ------------------------
information, materials and other know-how presently owned by or developed by, or on behalf of, a Party during the term of this Agreement which relates to the Products, their preparation, marketing, sale or use and any and all financial data and information relating to the business of either of the Parties and/or of their Affiliates which a Party discloses to the other Party in writing and identifies as being confidential, or if disclosed orally, visually or through some other media, is summarized in writing within thirty (30) days of such disclosure and identified as confidential, except any portion thereof which:

          (a) is known to the receiving Party or its Affiliates at the time of the disclosure, as evidenced by its written records;

          (b) is disclosed to the receiving Party or its Affiliates by a Third Party (as hereinafter defined) who has a right to make such disclosure;

          (c) becomes patented, published or otherwise part of the public domain through no fault of the receiving Party or its Affiliates;

          (d) is independently developed by or for the receiving Party or its Affiliates without access to Confidential Information disclosed hereunder, as evidenced by its written records;

           (e) is disclosed by the receiving Party or its Affiliates pursuant to oral questions, interrogatories, requests for information or documents, subpoena, or a civil investigative demand of a court or governmental agency; provided, that the receiving Party notifies the disclosing Party promptly upon receipt of the request from such court or governmental agency and furnishes only that portion of the Confidential Information which it is advised by counsel is legally required; or

           (f) is required to be disclosed by a Party or its Affiliates under any statutory, regulatory or similar legislative requirement or any rule of any stock exchange to which it or any Affiliate is subject; provided, that the receiving Party notifies in writing the disclosing Party prior to any such disclosure and furnishes only that portion of the Confidential Information which it is advised by counsel is legally required.

     1.9   "Contract Year" means the twelve-month period coinciding with the
            -------------
calendar year. For the purpose of this Agreement, the first calendar year shall mean the period from the Effective Date until December 31, 1999. The second Contract Year shall be from January 1, 2000 through December 31, 2000.

     1.10  "Distributor" is a natural person, corporation, partnership, trust,
            -----------
joint venture, or other business entity or organization that sells or resells Product to End Users but is not a Wholesaler. At the time of this Agreement, the Parties hereby agree that the following entities shall be Distributors:
Oncology Therapeutics Network (OTN), Alternate Site Distributor (ASD), National Specialty Services (NSS), Priority HealthCare, Medpath and Oncology Supply.

     1.11  "Distributor Reversal" means, with respect to a Product, the positive
            --------------------
difference between the price paid by a Distributor for a Product and the price which is stipulated in the contract between Abbott and the End User at which that Distributor sold such Product to such End User.

     1.12  "End User" means any customer of Abbott, Gensia Sicor, Distributor or
            --------
Wholesaler for the Product(s), including, but not limited to, hospitals, home infusion pharmacies, nursing homes, alternate site facilities, outpatient clinics, retail pharmacies, physician group practices, other facilities where the Products are administered to patients and those resellers that do not process a Wholesaler Reversal or Distributor Reversal on the sale of the Products.

     1.13  "Effective Date" means the date first above written.
            --------------

     1.14  "FDA" means the United States Food and Drug Administration and any
            ---
successor agency thereto.

     1.15  "GPO" means a group purchasing organization.
            ---

     1.16  "Gross Price" means for a Product the per unit price at which Abbott
            -----------
sells that particular Product to the Trade in the Territory, minus per unit Wholesaler Reversals, Distributor Reversals and Returns directly related to such Product.

     1.17  "Gross Sales" means, with respect to any period and each Product, the
            -----------
total dollar amount of sales of such Product by Abbott to the Trade in the Territory minus Wholesaler Reversals, Distributor Reversals and Returns for such Product, in each case during that period.

     1.18  "Medicare/Medicaid Rebates" means those rebates that are due to
            -------------------------
either federal or state-administered programs on purchases of the Products by such programs as established by applicable federal or state laws, rules or regulations.

     1.19  "National Drug Code" or "NDC" means, with respect to a pharmaceutical
            ------------------      ---
product, the unique number associated with that product, which number is required by the FDA for reporting purposes and gives detailed information concerning such product, including such product's description, concentration, and packaging.

     1.20  "NDA" means a new drug application submitted to the FDA under Section
            ---
507 of the Act.

     1.21  "New Product" means each product listed in Exhibit 1.21.  Each such
            -----------
product shall be a "New Product" for a period of two years from the date of the first sale of such product to Abbott, and, thereafter, such product shall be a Base Product. Exhibit 1.21 may be amended from time to time by written agreement of the Parties.

     1.22  "Oncology Market" means all segments of the Trade involved in the
            ---------------
administration and delivery of chemotherapeutic and adjuvant therapeutic agents and treatments to cancer patients.

     1.23  "Party" means Gensia Sicor or Abbott, and "Parties" shall mean Gensia
            -----
Sicor and Abbott.

     1.24  "PDMA" means the Prescription Drug Marketing Act of 1987, including
            ----
any amendments thereto, and all regulations promulgated thereunder.

     1.25  "Performance Incentive" means any dividend, incentive, discount,
            ---------------------
rebate or similar incentive paid to a purchaser of a Product pursuant to a written contractual obligation.

     1.26  "PMA Code" means the Pharmaceutical Manufacturers Association's Code
            --------
of Pharmaceutical Marketing Practices, as amended from time to time.

     1.27  "Product"  means a Base Product or a New Product.
            -------

     1.28  "Promotion" means an interactive personal visit and discussion by an
            ---------
Abbott Promoter of a full presentation of a Product in which such Abbott Promoter is fully equipped with all applicable promotional materials and the Product labeling, such that the relevant characteristics of the Product are described by the Abbott Promoter in a fair and balanced manner consistent with the requirements of the Act, the PDMA, the PMA and this Agreement. "Promote" means to make a Promotion.

     1.29  "Recall" means the action of any governmental or regulatory authority
            ------
in the Territory issuing a request, directive or order to withdraw product from the Trade.

     1.30  "Returns" means, with respect to a Product, all of that Product that
            -------
the Trade returns during a given period to either Party.

     1.31  "Specifications" means the written specifications for the Products
            --------------
contained in the ANDAs for the Products, as the same may be amended by Gensia Sicor from time to time after approval by the FDA.

     1.32  "Term" means the period from the Effective Date to the end of the
            ----
seventh Contract Year, and any extensions thereto or earlier terminations thereof pursuant to Article 18.

     1.33  "Territory" means the fifty (50) states of the United States of
            ---------
America, the District of Columbia and all territories and possessions of the United States, including Puerto Rico.

     1.34  "Third Party" means a natural person, corporation, partnership,
            -----------
trust, joint venture, any governmental authority or other business entity or organization, and any other recognized organization other than the Parties and their Affiliates.

     1.35  "Trade" means all customers for the Products, including, but not
            -----
limited to, hospitals, home infusion pharmacies, nursing homes, alternate site facilities, outpatient clinics, Wholesalers, Distributors, buying groups (including, but not limited to, GPOs), retail pharmacies and physician group practices and other locations where patients are treated with the Products.

     1.36  "Transfer Price" means, with respect to a Product, the price that
            --------------
Abbott shall pay to Gensia Sicor for such Product at the time Abbott purchases such Product from Gensia Sicor, such price to be calculated in accordance with
Article 6.

     1.37  "Transfer Price Schedule" means the schedule that identifies the
            -----------------------
Transfer Price for all Products according to their respective NDCs.

     1.38  "Wholesaler" is a natural person, corporation, partnership, trust,
            ----------
joint venture, or other business entity or organization that is listed on
Exhibit 1.38, as amended by written agreement of the Parties to include entities reasonably determined by both

Parties to perform functions substantially similar to the entities currently listed on Exhibit 1.38.

     1.39  "Wholesale Acquisition Cost" or "WAC" means, with respect to a
            --------------------------      ---
Product, the price at which Abbott sells such Product to a Wholesaler.

     1.40  "Wholesaler Reversal" means, with respect to a Product, the positive
            -------------------
difference between the WAC for a Wholesaler for that Product and the price which is stipulated in the contract between Abbott and the End User at which that Wholesaler sold such Product to such End User.


                                   ARTICLE 2
                                   ---------
               APPOINTMENT TO MARKET AND DISTRIBUTE THE PRODUCTS

     2.1   Exclusive Appointment.  Subject to the terms and conditions of this
           ---------------------
Agreement, and except as set forth in Sections 2.2 and 8.2 hereof, Gensia Sicor hereby appoints Abbott for the Term as Gensia Sicor's exclusive distributor of the Products to the Trade in the Territory with the exception of the Products identified in Exhibit 2.1 hereto, and Abbott hereby accepts such appointment. As exclusive distributor, Abbott shall have the sole and exclusive right to Promote, sell, and distribute the Products in the Territory for use by End Users in the Territory. Gensia Sicor hereby grants to Abbott, subject to Sections 2.2 and 8.2 hereof, the option to have the exclusive right to Promote, sell, and distribute in the Territory for use by End Users in the Territory any product which (a) Gensia Sicor develops, purchases, produces or acquires rights to produce during the Term of this Agreement and (b) is approved by the FDA pursuant to an ANDA filed by Gensia Sicor which references a Product as a "listed drug." This option shall be exercised by Abbott by written notice to Gensia Sicor within thirty (30) days of the date of Gensia Sicor's written notice to Abbott of the approval of the ANDA for such product by the FDA. Any product for which Abbott exercises such option shall be automatically added to
Exhibit 1.21 hereto as a New Product.

     2.2   Exception to Exclusive Appointment. Notwithstanding Section 2.1
           -----------------------------------
hereof, Abbott shall not be authorized to distribute, promote or sell the Products to Premier Purchasing Partners, L.P. or its Affiliates, but may deliver Product to Wholesalers. At such time that Gensia Sicor's Manufacturing and Distribution Agreement dated August 14, 1996, as amended, with American Pharmaceutical Partners (the "APP Agreement") is terminated, Abbott's rights hereunder shall become exclusive in the Territory. Gensia Sicor will not extend the term of the APP Agreement with respect to the Products nor add any additional products to the APP Agreement except as required thereunder. Neither Gensia Sicor nor Abbott will perform any action that would interfere with Gensia Sicor's ability to meet its obligations under the APP Agreement.

     2.3   First Right of Negotiation for Product Line.  Except in the
           -------------------------------------------
circumstances set forth in Section 21.2 hereof, in the event Gensia Sicor decides to divest itself of its rights to produce, distribute and sell any of the Products, Abbott shall have the first right to negotiate with Gensia Sicor to purchase all such rights which Gensia Sicor has to such Products in accordance with the procedures set forth in this Section 2.3.

     (a) Gensia Sicor shall notify Abbott in writing of its decision to sell its rights to any Product. For a period of up to thirty (30) days following receipt of such written notification from Gensia Sicor, the Parties shall negotiate in good faith regarding written terms and conditions upon which Abbott would purchase such rights to such Product. If the Parties are able to reach written agreement regarding the material terms and conditions of a sale of such rights to such Product to Abbott within such thirty (30) day period, the Parties shall negotiate in good faith for a period of up to sixty (60) days a definitive agreement for the purchase of such rights by Abbott. Gensia Sicor shall not negotiate with any Third Party regarding the sale of the rights to any Products prior to completion of its negotiations with Abbott set forth in this Section 2.3(a).

     (b) If the Parties are unable to agree upon written terms and conditions with respect to such rights to a Product within thirty (30) days after Abbott's receipt of the written notice from Gensia Sicor regarding the sale of such rights to such Product or, having reached written agreement on the material terms and conditions of such sale, are unable to negotiate a definitive agreement for such sale within sixty (60) days after reaching written agreement upon the terms and conditions of such sale, Gensia Sicor shall be free to negotiate with Third Parties regarding a sale of such rights to such Product; provided, however, that Gensia Sicor shall not sell the rights to such Product
--------  -------
to a Third Party on terms which are in the aggregate less favorable to Gensia Sicor, as reasonably determined by Gensia Sicor, than the terms Abbott offered to Gensia Sicor pursuant to this section 2.3 unless Abbott (i) withdraws such offer or (ii) decides to not exercise its rights as set forth in this Section 2.3.

     (c) The Parties agree that Gensia Sicor's sale of its rights to any Product shall in no way affect Abbott's right and obligations hereunder, and any such purchaser of the rights to any such Products shall assume all of Gensia Sicor's obligations hereunder.

     2.4  Marketing Efforts.  During the Term, Abbott shall Promote, sell and
          -----------------
distribute the Products to the Trade in the Territory consistent with the manner in which Abbott would Promote, sell and distribute products of comparable commercial and medical significance which are developed, controlled, sold or distributed by Abbott. In furtherance of such efforts, Abbott shall employ its expertise, best professional judgment and working relationships to ensure that Abbott Promoters Promote the Products to maximize Product sales with each Promotion thereof. Such efforts shall be consistent with the Abbott Promoters' overall responsibilities within the Abbott Hospital Products Division sales force. During the Term of this Agreement, Abbott will maintain a strategic Oncology Market focus. Abbott will maintain an oncology business unit which dedicates resources reasonably required at all times to fulfilling the commitments set forth in this Agreement, including without limitation, utilizing no fewer than twenty (20) full-time equivalent employees (FTE's). Abbott will develop and update a short term and a five (5)-year business plan and deliver the same to Gensia Sicor, on an annual basis at least thirty (30) days prior to the beginning of each Contract Year commencing with Contract Year 2000, for the Promotion and sale of the Products. Representatives of the Parties shall meet in person or by telephone at least once each Calendar Quarter to discuss strategy, tactics for selling and sales of the Products.

     2.5  Trade Costs.  Notwithstanding Section 1.17 hereof, Abbott shall be
          -----------
responsible, at its sole cost and expense, for payment of all Wholesaler Reversals and Distributor Reversals, cash term discounts (e.g.; 2% 15, net thirty (30)), management fees, rebates, service allowances, Performance Incentives, credits, taxes, freight, shipping charges and other sales related charges associated with Abbott's sales of the Products to the Trade. Gensia Sicor shall be responsible, at its sole cost and expense, for payment of all Medicare/Medicaid Rebates as required by either federal or state-run programs.

     2.6  Selling Price.  Abbott shall determine, in its sole discretion, the
          -------------
final sales price of the Products sold by Abbott to the Trade. Gensia Sicor shall not refuse to sell Product to Abbott due to the final sales price at which any Product is sold by Abbott to the Trade.

     2.7  Assignment and Assumption of Agreements.  Gensia Sicor hereby assigns
          ---------------------------------------
to Abbott all of Gensia Sicor's right, title and interest to, and delegates to Abbott all of Gensia Sicor's obligations to supply Products under, those certain agreements relating to Gensia Sicor's sale of the Products prior to the Effective Date that are listed within Exhibit 2.7 (collectively, the "Product Agreements") for all agreements that can be assigned without prior approval by the other party. Gensia Sicor agrees to cooperate with Abbott and use commercially reasonable efforts to attempt to secure required approvals to assign any remaining agreements (which would, except for restrictions on assignment, otherwise be deemed Product Agreements) within a reasonable time after the Effective Date. Gensia Sicor hereby represents to Abbott that, to Gensia Sicor's knowledge, no party to any of the Product Agreements, as of the Effective Date, is in material breach of the Product Agreements. Abbott hereby assumes all of Gensia Sicor's obligations under the Product Agreements as of the Effective Date, and any additional agreements for which Third Party consents are subsequently obtained (which shall then be deemed to be Product Agreements as of such subsequent date), except for any obligations relating to free goods and Performance Incentives in excess of *** of the invoiced sales amount of Products to such customers as set forth in the Product Agreements. Gensia Sicor shall retain the obligations in this Section only for the current term of the Product Agreements as of the Effective Date of this Agreement exclusive of any extensions or renewals. Abbott shall use commercially reasonable efforts to remove Gensia Sicor's contractual obligations relating to free goods and Performance Incentives as defined in this Section by December 31, 1999. Gensia Sicor will continue to service each End User that refuses to assign Product Agreements to Abbott until such time alternate agreements can be reached between the Parties and such End User.

_______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

     2.8  Sales and Marketing Activities.  Gensia Sicor may (but shall not be
          ------------------------------
obligated to) contact, solicit purchases, and otherwise Promote sales of Products to purchasers and potential purchasers thereof on behalf of Abbott, at its sole cost and expense. At the written request of Abbott, the Parties shall meet to discuss the scope of such activities and in the event Abbott advises Gensia Sicor, on commercially reasonable grounds, that any such activities are inappropriate, Gensia Sicor shall discontinue such activities. Notwithstanding the foregoing, Gensia Sicor shall not (a) agree on any price for the Products,
(b) offer the Products at any price, or (c) agree to sell Products, except to Abbott and American Pharmaceutical Partners, L.P. The Parties expressly agree that nothing in this Section 2.8 shall restrict the ability of Gensia Sicor to initiate commercial activities pursuant to Section 18.4(e).



                                   ARTICLE 3
                                   ---------
                      SALES AND MARKETING COMMITMENT FEE

     3.1  Abbott Sales and Marketing Commitment Fee.  Abbott shall pay to Gensia
          -----------------------------------------
Sicor a fee (the "Sales and Marketing Commitment Fee") for the right to sell, market and distribute the Products in accordance with the provisions of this Agreement. It is the intent of the Parties that these funds be utilized by Gensia Sicor, in its sole discretion, to research and develop new products. The Sales and Marketing Commitment Fee shall equal *** Dollars ($***) and shall be disbursed, as set forth in Exhibit 3.1 hereto.

     3.2  Sales and Marketing Fee Distribution.  The first installment of the
          ------------------------------------
Sales and Marketing Commitment Fee set forth in accordance with Exhibit 3.1 hereof shall be received by Gensia Sicor no later than ten days after the Effective Date. During the term of this Agreement, additional installments of the Sales and Marketing Commitment Fee after the initial installment shall be disbursed in accordance with the schedule set forth in Exhibit 3.1.



                                   ARTICLE 4
                                   ---------
                            MARKETING AND PROMOTION

     4.1  Marketing Support Fees.   Gensia Sicor shall pay Abbott a fee (the
          ----------------------
"Marketing Support Fee") to assist and support Abbott's Promotion efforts in the sales, marketing and distribution of the Products. A Marketing Support Fee of *** (US$***) shall be paid to Abbott by Gensia Sicor no later than the first day of each Calendar Quarter beginning July 1, 2000. Such payment will continue for twenty-one (21) consecutive Calendar Quarters, for a total of twenty-two (22) Marketing Support Fee

____________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

payments, in accordance with the payment schedule set forth in Exhibit 4.1 hereto. Notwithstanding anything in this Section 4.1 to the contrary, in the event the aggregate Marketing Support Fee payments to Abbott hereunder exceed the aggregate amounts of the Sales and Marketing Commitment Fee installments paid to Gensia Sicor pursuant to Article 3 hereof, Gensia Sicor may suspend future payments of the Marketing Support Fee until the aggregate amount of Sales and Marketing Commitment Fee installments paid to Gensia Sicor equal or exceed the aggregate Marketing Support Fee payments otherwise payable to Abbott hereunder.

     (a) In the event the Agreement is terminated for any reason, Gensia Sicor's payments otherwise payable will continue to be made to Abbott in accordance with the payment schedule set forth in Exhibit 4.1 hereto subject to the limitations set forth in the preceding sentence. In the event Gensia Sicor fails to remit payment to Abbott for any scheduled Marketing Support Fee Payment and such failure to pay continues for fifteen (15) days past the standard payment terms described in Section 21.3, then Gensia Sicor hereby grants to Abbott the right to withhold any payments due and owing to Gensia Sicor; provided, however, that such monies that Abbott may withhold shall, in no event,
--------  -------
exceed the aggregate amount of money that Gensia Sicor owes to Abbott.

     (b) Notwithstanding any other provision of this Section 4.1, in the event that during any applicable Calendar Quarter, the aggregate Gross Sales of all New Products are less than *** percent (***%) of (i) with respect to the first Calendar Quarter, ***% of the Base Sales Level of such New Products, (ii) with respect to the second Calendar Quarter, ***% of the Base Sales Level of such New Products, (iii) with respect to the third Calendar Quarter, ***% of the Base Sales Level of such New Products and (iv) with respect to the fourth Calendar Quarter, ***% of the Base Sales Level of such New Products, *** Dollars (US$***) of the Marketing Support Fee otherwise due with respect to such applicable Calendar Quarter shall be deferred until Abbott's New Product sales equal or exceed the period specific forecast. Such deferral will not exceed twelve (12) months from the date of the original due date, at which time the deferred marketing support fees shall be paid. The remainder of the Marketing Support Fee which is due with respect to such Calendar Quarter in accordance with the schedule set forth in accordance with Exhibit 4.1 shall be paid.

     (c) Notwithstanding any other provision of this Section 4.1, in the event that during any applicable Calendar Quarter, the aggregate Gross Sales of all New Products in such Calendar Quarter are greater than *** percent (***%) of (i) with respect to the first Calendar Quarter, ***% of the Base Sales Level of such New Products, (ii) with respect to the second Calendar Quarter, ***% of the Base Sales Level of such New Products, (iii) with respect to the third Calendar Quarter, ***% of the Base Sales Level of such New Products and (iv) with respect to the fourth Calendar Quarter, ***% of the Base Sales Level of such New Products, the scheduled Marketing Support Fee plus an additional *** Dollars (US$***) will be paid to Abbott. Such additional *** Dollars

_______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

(US$***) payment shall constitute a prepayment of the Marketing Support Fees in inverse order from the schedule set forth in Exhibit 4.1.

     4.2  Sales Training. Abbott shall, on an ongoing basis and at Abbott's sole
          --------------
expense, train and supervise the Abbott Promoters in the Promotion and sale of the Products. For purposes of training, Gensia Sicor shall supply, at Abbott's expense, sales force training materials for the Products. Gensia Sicor shall also provide reasonable assistance to Abbott (but shall not be required to incur any significant out-of-pocket costs with respect thereto) in connection with Abbott's initial training of the Abbott Promoters in the Promotion and sale of the Products.

     4.3  Use of Promotional and Marketing Materials.  Abbott shall utilize only
          ------------------------------------------
promotional and marketing materials which have been previously approved in writing by Gensia Sicor. All marketing and promotional materials produced by Abbott shall be submitted by Abbott to Gensia Sicor for a final review and approval, which approval shall not be unreasonably withheld or delayed. Abbott shall immediately cease use and distribution, and shall cause the Abbott Promoters to immediately cease use and distribution, of any promotional and marketing materials which Gensia Sicor notifies Abbott in writing may no longer be used or distributed due to regulatory, legal, medical or technical reasons, and Abbott and the Abbott Promoters shall promptly advise Abbott's customers in the Trade to cease such use. Notwithstanding anything in this Agreement to the contrary, if Abbott reasonably determines that any promotional or sales activities or materials approved by Gensia Sicor conflict with the PMA Code or any applicable federal, state or local law or regulation, Abbott shall notify in writing Gensia Sicor of such determination as soon as reasonably possible. Abbott shall not be required to engage in such activity or to distribute such material.

     4.4  Product Labels and Package Inserts.  All Product labels and package
          ----------------------------------
inserts for the Products shall be the sole responsibility of Gensia Sicor and shall not identify Abbott.

     4.5  Product Claims.  Abbott shall ensure that its statements and claims
          --------------
regarding the Products, including those relating to efficacy and safety, are consistent with the Product labeling and promotional materials. Abbott shall sell and Promote the Products in strict adherence to any applicable professional requirements, and to all applicable federal, state and local laws, rules and regulations, including, but not limited to, the Act, the American Medical Association Gifts to Physicians from Industry Guidelines and the PDMA.



                                   ARTICLE 5
                                   ---------
                    MANUFACTURE AND SUPPLY OF THE PRODUCTS

     5.1  Product Supply.
          --------------
___________
***Redacted and Filed Separately with the Securities and Exchange Commission.

     (a) Gensia Sicor shall sell to Abbott, and Abbott shall purchase from Gensia Sicor, all of Abbott's requirements for the Products or any substantially equivalent version of such Products supplied by anyone other than Gensia Sicor on the terms and subject to the conditions of this Agreement. Gensia Sicor will use commercially reasonable efforts to manufacture or to cause to be manufactured such quantities of Products necessary to meet Abbott's most recent Product forecasts submitted in accordance with the provisions of Section 10.1 hereof, except for Products purchased from Pharmacia & Upjohn - Perth, Australia. Gensia Sicor shall manufacture or cause to be manufactured the Products in accordance with the Specifications and current Good Manufacturing Practices ("cGMPs") promulgated by the FDA or any successor thereto, or any other applicable regulations governing the production and packaging of pharmaceutical products in the Territory. In the event Abbott considers Third Parties to develop or manufacture multi-source products for the Oncology Market, other than the Products, that Abbott desires to develop for promotion to the Trade, Gensia Sicor will have a first right of negotiation with respect to any agreement for such Third Party development or manufacturing, in accordance with the procedures set forth in Section 2.3 hereof with respect to sale of rights to any Products by Gensia Sicor. Notwithstanding the foregoing, Gensia Sicor shall have no such right of first negotiation with respect to the products set forth in Exhibit 5.1 hereto, but will be considered by Abbott, in good faith, as a candidate to develop and manufacture proprietary products for the Oncology Market, other than the Products, that Abbott desires to Promote to the Trade.

     (b) Except in the circumstances set forth in Section 21.2 hereof, in the event Gensia Sicor considers licensing the manufacturing rights to any of the Products during the Term, Abbott shall have a first right of negotiation with respect to the licensing of any such manufacturing rights, in accordance with the procedures described in Section 2.3 hereof with respect to sale of rights to the Products by Gensia Sicor.

     (c) All Products delivered to Abbott shall have a minimum of seventy-five percent (75%) of its expiration dating remaining upon receipt at Abbott except for inventory transferred pursuant to Article 8.

     (d) The Parties agree to develop jointly a contingent supply plan, which may include qualifying a second Gensia Sicor facility or an Abbott facility as a secondary manufacturing source for the Products.

     5.2  Delivery Terms.  Gensia Sicor shall ship directly to Abbott all
          --------------
Products F.O.B. the domestic site of manufacture or port of entry for Product manufactured outside the Territory, by a common carrier that Abbott designates or Abbott's private fleet. Gensia Sicor shall ship the Products in accordance with Abbott's reasonable instructions contained in its purchase order form or as otherwise reasonably directed by Abbott in writing. Gensia Sicor shall invoice Abbott for each shipment of Products when such Products are shipped. Other than terms relating to shipping as set forth herein, no terms of Abbott's purchaser order form in conflict with or in addition to the terms and conditions set forth in this Agreement shall be binding on Gensia Sicor.

                                   ARTICLE 6
                                   ---------
                                TRANSFER PRICE


     6.1  Establishing Transfer Price. The price which Abbott shall pay to
          ---------------------------
Gensia Sicor for each Product at the time of sale to Abbott is the "Transfer Price." The Transfer Price for *** shall be the sum of (x) *** ($***) times the number of finished dosage units of *** purchased by Abbott and (y) *** ($***) times the number of International Units of *** contained in such finished dosage units. The Transfer Price for each Product, other than ***, shall be determined as follows:

     (a)  Year 1999.  Beginning on the Effective Date and continuing through
          ---------
December 31, 1999, the Transfer Price for each class of Products by NDC ("Product(NDC)") shall be as set forth in Exhibit 6.1 hereto.

     (b)  Year 2000 and Beyond.
          --------------------

          (i) Subject to subsection (iii) below, during the Term, Gensia Sicor and Abbott shall meet each October to establish in writing the Transfer Price for each Product(NDC) for the following Contract Year. At such meeting, Gensia Sicor and Abbott shall review the Gross Price for each Product(NDC) for the immediately preceding Calendar Quarter and the pricing trends and market dynamics which may affect the Gross Price of such Product(NDC) in the following Contract Year. Based on this information, Gensia Sicor and Abbott shall, in good faith, endeavor to establish the Transfer Price for each Product(NDC) for the following Contract Year. The Parties shall calculate *** percent (***%) of the estimated average Gross Price (the "Projected Gross Price") for the following Contract Year to obtain the Transfer Price.

          (ii) Subject to subsection (iii) below, if the Parties are unable to agree upon a Transfer Price for a Product(NDC) by November 30th of the same year, then the Transfer Price for such Product(NDC) shall be determined as follows:

          (A) Gensia Sicor shall calculate the Transfer Price of each Product(NDC) for the following Contract Year by (I) calculating the Projected Gross Price for such Product(NDC) as follows: (1) identifying the "Dollar Total Each Average Price" as reported by International Marketing Services ("IMS") in their "Quarterly Injectable Report" under the "DOL TOT" column for all sales that such Product(NDC) was generally sold during the third Calendar Quarter of the preceding Contract Year (such price being hereinafter referred to as "IP(y-1)") and at which such Product(NDC) was generally sold during the third Calendar Quarter of the

_____________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

     Contract Year (such price being referred to as "IP(y)") in which the calculation is made; provided, however, that in the event IMS data is not
                          --------  -------
     available for the third Calendar Quarter of any Contract Year in which such calculation is made, IMS data for the second Calendar Quarter for the preceding Contract Year may be used for "IP(y-1)" and the IMS data for the second Calendar Quarter in the Contract Year in which the calculation is made may be used for "IP(y)", (2) subtracting IP(y) from IP(y-1), (3) dividing that result by two, (4) subtracting that result from IP(y-1), (5) dividing that result by IP(y-1), (6) subject to subsection (B) below, multiplying that result times the average price at which Abbott sold such Product(NDC) during the third Calendar Quarter of the Contract Year in which the calculation is made (calculated by dividing the Gross Sales of such Product(NDC) by the number of units sold (minus Returns) during such Calendar Quarter) and (II) multiplying such Projected Gross Price by eight-tenths (.8) to obtain the Transfer Price;

          (B) If a Product(NDC) is a New Product not previously sold by Gensia Sicor, the calculation in Section 6.1(b)(ii)(A)(6) shall use (instead of the average Gross Price at which Abbott sold such Product(NDC)) (1) .9IP(y), for Class 1 New Products(NDC) and (2) IP(y), for Class 2 New Products(NDC); and

          (C) Gensia Sicor shall deliver such calculation of the Transfer Price for each Product(NDC) to Abbott no later than December 15th of that Contract Year. In the event Gensia Sicor fails to deliver to Abbott such calculations by December 15th, Abbott shall make such calculations. The calculations of the Transfer Price for each Product(NDC) by Gensia Sicor or Abbott, as applicable, shall be binding absent manifest error.

          (iii) Notwithstanding anything to the contrary contained in this Agreement, the Transfer Price for a Product(NDC) shall not be less than the Cost Threshold for that Product(NDC).

          (iv) If any product for which a Transfer Price has not been determined shall be added to this Agreement as a Base Product or a New Product during a Contract Year, the Parties shall determine the Transfer Price therefor for the remainder of that Contact Year pursuant to this
     Section 6.1, provided that the references therein to the third Calendar Quarter shall be references to the Calendar Quarter ended prior to the date on which such product is added to this Agreement.

     6.2  Inventory Revaluation.  Abbott shall revalue the inventory of each
          ---------------------
Product(NDC) at Abbott distribution centers and public warehouses as of close of business on December 31/st/ of each Contract Year during the Term, by multiplying (a) the number of units of such Product in Abbott's stock the shelf-life for which has not expired on December 31st of such Contract Year by (b) the Transfer Price of such Product(NDC) for the current Contract Year less the Transfer Price for such Product(NDC) for the following Contract Year (determined pursuant to Section 6.1 above). If the amount obtained from the calculation in the foregoing sentence is positive, Gensia Sicor shall pay to Abbott such amount, however; if the amount obtained from such calculation is negative, Abbott shall pay to Gensia Sicor such amount. The Parties shall account for any such revaluation in the first Calendar Quarter's reconciliation described in
Section 7.4 hereof.


                                   ARTICLE 7
                                   ---------
                                 COMPENSATION

     7.1  Abbott Compensation.
          -------------------

     (a) Abbott's total compensation from Gensia Sicor for selling, marketing, promoting and distributing the Products, and the activities associated therewith, shall depend upon the extent to which the Gross Sales of the Products are greater than, equal to or less than the Base Sales Level in a Contract Year, subject to the following limitation: ***

     (b) Abbott's compensation for its marketing, promoting, distributing and selling of *** during a Calendar Quarter shall be, upon approval of the ANDA for ***, the "Margin Split Percentage" applicable to Abbott as set forth in Exhibit 7.1(b) times the following amount, calculated for that Calendar Quarter ("Margin"): (A) the Gross Sales of *** minus (B) the sum of (I) *** percent (***%) of such Gross Sales and (II) the sum of (x) *** ($***) times the number of finished dosage units of *** included in such Gross Sales and (y) *** ($***) times the number of International Units of *** included in such Gross Sales. Abbott shall, at the close of each Calendar Quarter calculate its compensation under this Section 7.1(b) and Gensia Sicor's share of the Margin ("Gensia Sicor's *** Share"), which is the Margin Split Percentage applicable to Gensia Sicor as set forth in Exhibit 7.1(b) times the Margin.

     (c) After the close of each Calendar Quarter, Abbott and Gensia Sicor shall calculate the following for all Products, other than ***, for that Calendar Quarter:

          (i) Gensia Sicor shall calculate for (x) the Products sold pursuant to the APP Agreement (the "APP Products"), (y) Doxorubicin and (z) all other Products (other than ***; the "Other Products") :

               (A) an amount ("Aggregate Cost Threshold") equal to the Cost Threshold thereof times the number of units thereof included in the Gross Sales thereof in that Calendar Quarter; and


_____________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                 (B) an amount ("Aggregate Revenue") equal to the Transfer Price thereof times the number of units thereof included in the Gross Sales thereof in that Calendar Quarter;

          (ii) based on the information received from Gensia Sicor calculated pursuant to Section 7.1(c)(i), Abbott shall calculate for the APP Products:

                 (A) *** percent (***%) of the Gross Sales of such APP Products ("APP Compensation Amount"); and

                 (B) the sum ("APP Amount") of the Aggregate Revenue of such APP Products plus the APP Compensation Amount;

          provided that (A) this Section 7.1(c)(ii) shall not apply to Gross Sales of APP Products in excess of (I) *** dollars ($***) in 1999 and
          (II) *** dollars ($***) in 2000; (B) all calculations with respect to Gross Sales of APP Products above such amounts shall be made pursuant to Section 7.1(c)(iv); and (C) from and after the first full Calendar Quarter following the earlier of the termination of the APP Agreement or July 1, 2000, the calculations for the APP Products (other than Doxorubicin) shall be made pursuant to Section 7.1(c)(iv);

          (iii)  based on the information received from Gensia Sicor pursuant to
     Section 7.1(c)(i), Abbott shall calculate for Doxorubicin:

                 (A) *** percent (***%) of the Gross Sales of Doxorubicin ("Doxorubicin Compensation Amount");

                 (B) the sum ("Doxorubicin Amount") of the Aggregate Revenue of Doxorubicin included in the calculation of the Doxorubicin Compensation Amount and the Doxorubicin Compensation Amount; and

                 (C) if an amount ("Doxorubicin Base Amount") equal to *** (***) of the Aggregate Cost Threshold of Doxorubicin is greater than the Gross Sales of Doxorubicin, an amount (the "Doxorubicin Limited Compensation Amount") equal to such Gross Sales minus such Aggregate Cost Threshold;

          provided that from and after the earlier of December 31, 1999 or the first full Calendar Quarter following approval of the Gensia Sicor site transfer supplement for Doxorubicin, the calculations for Doxorubicin shall be made pursuant to Section 7.1(c)(iv);


______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

          (iv)   based on the information received from Gensia Sicor pursuant to
     Section 7.1(c)(i), Abbott shall calculate for all the Other Products sold by Abbott:

                 (A) *** percent (***%) of the Gross Sales of the Other Products ("Product Compensation Amount");

                 (B) the sum ("Product Amount") for the Other Products of the Aggregate Revenue and the Product Compensation Amount; and

                 (C) if an amount ("Product Base Amount") equal to *** percent (***%) of the Aggregate Cost Threshold of the Other Products is greater than the Gross Sales of the Other Products, an amount (the "Limited Compensation Amount") equal to such Gross Sales minus such Aggregate Cost Threshold;

          provided that the calculations made under this Section 7.1(c)(iv) shall not be made for (A) the APP Products until the calculations under Section 7.1(c)(ii) shall terminate as provided therein and (B) Doxorubicin until the calculations under Section 7.1(c)(iii) shall terminate as provided therein; and

          (v)    based on the information received from Gensia Sicor pursuant to
     Section 7.1(c)(i), Abbott shall calculate the sum ("Total Quarter Compensation Amount") of the following:

                 (A)  the APP Compensation Amount;

                 (B) if the Gross Sales of Doxorubicin included in the calculation of the Doxorubicin Compensation Amount are equal or greater than the Doxorubicin Base Amount, the Doxorubicin Compensation Amount;

                 (C) if the Gross Sales of Doxorubicin included in the calculation of the Doxorubicin Compensation Amount are less than the Doxorubicin Base Amount, the Limited Doxorubicin Compensation Amount;

                 (D) if the Gross Sales of the Other Products included in the calculation of the Product Compensation Amount are equal to or greater than the Product Base Amount, the Product Compensation Amount; and

                 (E) if the Gross Sales of the Other Products included in the calculation of the Product Compensation Amount are less than the Product Base Amount, the Limited Compensation Amount.


______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

     (d) Gensia Sicor and Abbott shall make the following payments with respect to the calculations made in Sections 7.1(b) and (c) for a Calendar Quarter:

          (i)  Abbott shall pay Gensia Sicor:

               (A)  Gensia Sicor's *** Share;

               (B) the positive amount, if any, of the Gross Sales included in the calculation of the APP Compensation Amount minus the APP Amount;

               (C) the positive amount, if any, of the Gross Sales included in the calculation of the Doxorubicin Compensation Amount minus the Doxorubicin Amount; and

               (D) the positive amount, if any, of the Gross Sales included in the calculation of the Product Compensation Amount minus the Product Amount thereof;

          (ii) Gensia Sicor shall pay Abbott:

               (A) the positive amount, if any, by which the APP Amount exceeds the Gross Sales of APP Products included in the calculation of the APP Compensation Amount;

               (B) if the Gross Sales of Doxorubicin included in the calculation of the Doxorubicin Compensation Amount are (x) less than the Doxorubicin Amount thereof but (y) more than the Doxorubicin Base Amount, the positive amount, if any, of the Aggregate Revenue of Doxorubicin minus *** percent (***%) of the Gross Sales thereof;

               (C) if the Gross Sales of Doxorubicin included in the calculation of the Doxorubicin Compensation Amount are less than the Doxorubicin Base Amount, the positive amount, if any, of the Aggregate Revenue of Doxorubicin minus the Aggregate Cost Threshold of Doxorubicin;

               (D) if the Gross Sales of the Other Products included in the calculation of the Product Compensation Amount are (x) less than the Product Amount thereof but (y) more than the Product Base Amount therefor, the positive amount, if any, of such Aggregate Revenue minus the *** percent (***%) of the Gross Sales thereof; and


_______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                 (E) if the Gross Sales of the Other Products included in the calculation of the Product Compensation Amount are less than the Product Base Amount therefor, the positive amount, if any, of such Aggregate Revenue minus the Aggregate Cost Threshold for the Other Products.

     (e) After the close of 1999, Abbott shall calculate for all Products, other than ***, the following for that Contract Year:

          (i) if the Gross Sales for all such Products were more than the Base Sales Level for Contract Year of 1999 as set forth in Section 7.2(a) (the "1999 Base Sales Level"), Abbott shall determine either (the "1999 Incremental Amounts"):

                 (A) the incremental amounts by which such Gross Sales were more than the minimum and less than the maximum at each amount set forth in the "Gross Sales Achievement Level" column of Exhibit 7.1(e)(i), if the sum (the "APP/Doxorubicin Sum") of the portion of such Gross Sales which are for Doxorubicin and the APP Products is less than or equal to the 1999 Base Sales Level, provided that for purposes of calculating the APP/Doxorubicin Sum not more than *** dollars ($***) of the Gross Sales of the APP Products shall be included therein; or

                 (B) the incremental amounts by which such Gross Sales were more than the APP/Doxorubicin Sum (calculated as set forth in clause
          (A) above) and less than the maximum amount next higher than the APP/Doxorubicin Sum and more than the minimum and less than the maximum amount of each such minimum amount higher than the APP/Doxorubicin Sum set forth in the "Gross Sales Achievement Level" column of Exhibit 7.1(e)(i), if the APP/Doxorubicin Sum is more than the 1999 Base Sales Level;

          (ii) the percentage in the "Compensation % " column ("1999 Compensation Percentage") opposite the "Gross Sales Achievement Level" column in Exhibit 7.1(e)(i) applicable to each 1999 Incremental Amount calculated pursuant to Section 7.1(e)(i);

          (iii) the sum (the "1999 Incremental Compensation") of the following: each of the 1999 Incremental Amounts calculated pursuant to Section 7.1(e)(i) multiplied by the applicable 1999 Compensation Percentage identified pursuant to Section 7.1(e)(ii) (an example of such calculations is set forth in Exhibit 7.1(e)(iii)); and


_______________________
*** Redacted and Filed Separately with the Securities and Exchange Commission.

          (iv) the positive difference ("Maximum Incremental Compensation"), if any, for all such Products, other than the APP Products to the extent that calculations with respect thereto are made pursuant to Section 7.1(c)(ii), between (A) the Gross Sales thereof minus the Aggregate Cost Threshold of such Products minus (B) the aggregate for that Contract Year of the Total Quarter Compensation Amounts, excluding therefrom the APP Compensation Amount.

     (f) If, during 1999, the Gross Sales of all Products, other than *** are:

          (i) at least *** percent (***of the 1999 Base Sales Level, Gensia Sicor shall pay Abbott the lesser of the 1999 Incremental Compensation or the Maximum Incremental Compensation;

          (ii) at least equal to the result (the "1999 Baseline Amount") obtained by multiplying the following fraction *** the 1999 Base Sales Level but less than *** percent (***%) of the 1999 Base Sales Level, Abbott shall pay the positive difference, if any, between the weighted average of the amounts included in the Total Quarter Compensation Amount for the Other Products and *** percent (***%) of the Gross Sales of the Other Products; and

          (iii) less than the 1999 Baseline Amount, Abbott shall pay Gensia Sicor the sum of the aggregate of Total Quarter Compensation Amount, other than the APP Compensation Amounts, for that Contract Year.

     (g) After the close of each Contract Year after 1999, Abbott shall calculate for all Products, other than ***, the following for each such Contract
Year:

          (i) if the Gross Sales for all such Products were more than *** percent (***%) of the Base Sales Level for that Contract Year, the amounts ("Incremental Amounts") by which such Gross Sales in excess of *** percent (***%) of the Base Level Sales were more than the minimum and less than the maximum of each of the amounts set forth in the "Gross Sales Achievement Level" column of Exhibit 7.1(g)(i);

          (ii) the percentage in the "Compensation %" column ("Compensation Percentage") opposite the "Gross Sales Achievement Level" column in Exhibit 7.1(g)(i) applicable to each amount calculated pursuant to Section 7.1(g)(i);

          (iii) the sum of the following amounts ("Incremental Compensation"): the Incremental Amounts calculated pursuant to Section 7.1(g)(i) multiplied by the applicable Compensation Percentage identified pursuant to Section 7.1(g)(ii); and


___________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

          (iv) the Maximum Incremental Compensation, if applicable, for that Contract Year.

     (h) If, during a Contract Year after 1999, the Gross Sales of all Products, other than *** are:

          (i) at least *** percent (***%) of the Base Sales Level for that Contract Year, Gensia Sicor shall pay Abbott the lesser of the Incremental Compensation or the Maximum Incremental Compensation;

          (ii) at least *** percent (***%) but less than *** percent (***%) of the Base Sales Level for that Contract Year, Abbott shall pay the positive difference, if any, between the weighted average of the amounts included in the Total Quarter Compensation Amount for the Other Products and *** percent (***%) of the Gross Sales thereof; and

          (iii) less than less than fifty percent (50%) of Base Sales Level, Abbott shall pay Gensia Sicor the aggregate of the Total Quarterly Compensation Amounts for the that Contract Year; other than the APP Compensation Amounts.

     7.2  Establishing Base Sales Level.  The "Base Sales Level" for each
          -----------------------------
Product(NDC) shall be determined as follows:

     (a)  Contract Year 1999.  For the Contract Year of 1999, the Base Sales
          ------------------
Level for all Products shall be *** ($***), of which the detail for each Product(NDC) is set forth in Exhibit 7.2 (a) hereto.

     (b)  Contract Years 2000 and Beyond. Concurrently with the setting of the
          ------------------------------
Transfer Prices, which shall occur each October for the following Contract Year in accordance with Article 6, Gensia Sicor and Abbott shall agree upon the Base Sales Level for each Product(NDC) for the following Contract Year as follows:

          (i)  Base Products:
               -------------

               (A) In establishing the Base Sales Level for each class of Base Product by NDC ("Base Product(NDC)"), Abbott and Gensia Sicor shall review the previous twelve (12) months of unit sales for such Product(NDC) and based upon market conditions and opportunities adjust such sales to account for market unit growth or degradation to estimate the number of units of such Base Product(NDC) ("Unit Estimate") to be sold in the following Contract Year. The Unit Estimates shall not employ trends that exceed those derived from available IMS data unless the Parties mutually agree in writing to apply an alternative trend or agree in writing to use other


___________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

          reliable Third Party information. The Projected Gross Price for such Base Product(NDC) as determined by Section 6.1 hereof in connection with establishing the Transfer Price pursuant to Section 6.1 shall then be multiplied by the Unit Estimate for that Base Product(NDC) to calculate the Base Sales Level therefor.

               (B) If the Parties have not determined the Unit Estimate for a Base Product(NDC) by November 30th, Gensia Sicor shall calculate the Unit Estimate for that Product(NDC) for the following Contract Year by
          (1) identifying the unit sales of such Product(NDC) as reported by IMS for the twelve months ending the third Calendar Quarter of the preceding Contract Year (such amount being hereinafter referred to as "IP(y-1)") and the unit sales of such Product(NDC) as reported by IMS for the twelve months ending the third Calendar Quarter of the Contract Year (such amount being referred to as "IP(y)") in which the calculation is made, (2) dividing IP(y) by IP(y-1), and (3) multiplying that result times the number of units of such Product(NDC) sold by Abbott during the preceding twelve (12) months ending September 30/th/ of that Contract Year.

               (C) Any potential new Base Product(NDC) business that is anticipated from Premier Purchasing Partners, L.P. or Novation during the following Contract Year shall be presented as separate and distinct from Base Product business anticipated from the rest of the Trade for the sole purpose of determining purchase and manufacturing obligations of the Parties set forth in Section 10.1 hereof.

          (ii) New Products:
               ------------

               (A) The Base Sales Level for each class of New Products by NDC ("New Product(NDC)") that is the first ANDA to market ("Class 1 New Product(NDC)"), shall be determined as follows:

               (I)  Gensia Sicor and Abbott shall utilize the most recent eight
          (8) quarters of IMS Hospital Unit Sales for that Product(NDC) and other IMS Unit Sales (the "IMS Non-Hospital Unit Sales") for that Product(NDC) multiplied by *** percent (***%) (or such other reliable Third Party information as the Parties may agree upon) trended to calculate the rate of change in unit sales of such Class 1 New Product(NDC), and to use such rate of change to calculate the current total available unit market for such Class 1 New Product(NDC). Based upon anticipated market conditions, a factor agreed upon by the Parties shall then be applied to account for unit growth or degradation to arrive at an annual unit estimate for the following Contract Year. A Projected Gross Price for Class 1 New Product(NDC),

_______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

          which shall be determined pursuant to Section 6.1 hereof in connection with establishing the Transfer Price pursuant to Section 6.1, will be multiplied by such annualized unit estimate to compute the anticipated total available dollar market for each Class 1 New Product(NDC). The Base Sales Level for each Class 1 New Product(NDC) will be calculated from such anticipated total available dollar market by assuming a *** percent (***%) market share gain per month in the first *** (***) months following commercial launch of such Class 1 New Product(NDC), *** percent (***%) market share gain per month for the next *** (***) months, and a *** percent (***%) market share gain per month for the next *** (***) months. Exhibit 7.2(b)(ii) attached hereto provides an example of how the Base Sales Level may be determined for a New Product(NDC).


               (II) If the Parties have not agreed upon the Base Sales Level for a Class 1 New Product(NDC) by November 30/th/, Gensia Sicor shall calculate the Base Sales Level therefor by (1) identifying the unit sales of such Product(NDC) as reported by IMS for the twelve months ending the third Calendar Quarter two years prior to the third Calendar Quarter of the current Contract Year (such amount being hereinafter referred to as "IN(y-2)") and the unit sales of such Product(NDC) as reported by IMS for the twelve months ending the third Calendar Quarter of the Contract Year (such amount being referred to as "IN(y)") in which the calculation is made; (2) dividing IN(y) by IN(y-2); (3) multiplying that result times IN(y); (4) identifying the portions of the result obtained in the preceding clause (3) that are attributable to IMS Hospital Unit Sales and IMS Non-Hospital Unit Sales and multiplying the IMS Non-Hospital Unit Sales portion times
          1.10 and then adding that result to the IMS Hospital Unit Sales portion; (5) multiplying that amount by the applicable percentage provided in the last sentence of Section 7.2(b)(ii)(A)(I); and (6) multiplying that amount by the Projected Gross Price for that Product(NDC).

               (B) Base Sales Levels for each New Product(NDC) that is not the first ANDA to market ("Class 2 New Product(NDC)") shall be determined as follows:

               (I) Gensia Sicor and Abbott shall utilize the anticipated total available dollar market for each Class 2 New Product(NDC) calculated in the same manner as set forth above for Class 1 New Product(NDC), but assuming a *** percent (***%) market share gain per month in any *** (***) of the first *** (***) months following commercial launch of such Class 2 New Product(NDC). If fewer than *** percent (***%) of the GPO awards are available or become available within the first eighteen (18) months of the introduction of any Class 2 New Product(NDC), then the Parties will meet to

_______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

          review the market share gain percentage assumptions set forth above, and shall use good faith efforts to agree on a new market share gain percentage schedule that reflects the true market opportunity for such Class 2 New Product(NDC).

               (II) If the Parties have not agreed upon the Base Sales Level for a Class 2 New Product(NDC) by November 30/th/, Gensia Sicor shall calculate the Base Sales Level therefor by making the same calculations for that Product(NDC) as are made in Sections 7.2(b)(ii)(A)(II)(1), (2), (3) and (4) and multiplying that amount by the applicable percentage provided in the first sentence of Section 7.2(b)(ii)(B)(I), and then multiplying that amount by the Projected Gross Price for that Product(NDC).

               (C) Twenty-four (24) months following commercial launch of any Class 1 or Class 2 New Product(NDC), such New Product(NDC) will be treated as a Base Product(NDC), and the Base Sales Level with respect to such Base Product(NDC) will be calculated in accordance with the provisions of Subsection 7.2(b)(i) hereof.

     (c)  Calculations.   Gensia Sicor shall deliver such calculation of the
          ------------
Base Sales Level for each Product(NDC) to Abbott no later than December 15/th/ of that Contract Year. In the event Gensia Sicor fails to deliver to Abbott such calculations by December 15/th/, Abbott shall make such calculations. The calculations of the Base Sales Level for each Product(NDC) by Gensia Sicor or Abbott, as applicable, shall be binding absent manifest error.

     (d)  Adjustments to Base Sales Levels.  If during any Contract Year a
          --------------------------------
product for which a Base Sales Level has not been calculated becomes a Base Product or a New Product, the Parties shall calculate the Base Sales Level for such product for the remainder of the Contract Year following Section 7.2(b)(i) or (ii), as applicable, provided that references to the Calendar Quarter therein shall be to the Calendar Quarter most recently ended. If any Base Product(NDC) or New Product(NDC) shall be deleted from this Agreement, the Parties shall reduce the Base Sales Level for that Product(NDC) for the remainder of the Contract Year by subtracting from such Base Sales Level an amount equal to the product of (x) the number of days remaining in that Contract Year divided by 365 or 366, as the case may be, and (y) the Base Sales Level for that Product(NDC) for that Contract Year.

     7.3  Unforeseen Market Conditions.  Adjustments to the Base Sales Level may
          -----------------------------
be made by written agreement of the Parties in the event of unforeseen market conditions such as Product unavailability, delay in a Product's launch, and the launch of a new product which erodes the total available market for a Product.

     7.4  Reconciliation.
          --------------

     (a) During the Term, Abbott shall perform a quarterly reconciliation following the end of each Calendar Quarter (i) to determine the amount of any payments to be made pursuant to Section 7.1 hereof for such Calendar Quarter,
(ii) to report inventory balances of each Product and (iii) to take into account any inventory revaluation required by Section 6.2 hereof. Abbott shall prepare a written reconciliation for each Product for a Calendar Quarter.

     (b) Abbott shall perform an annual reconciliation following the end of each Contract Year to determine the amount of any payment to be made pursuant to
Section 7.1 hereof. Abbott shall prepare a reconciliation for each Product(NDC), indicating the Gross Sales, average Gross Price, Base Sales Level and inventory balances for each Product(NDC).

     (c) Abbott shall submit such written reconciliation reports to Gensia Sicor within forty-five (45) days after the end of the Calendar Quarter or Contract Year, as applicable, and such reports shall contain sufficient detail and information to enable Gensia Sicor to ascertain their accuracy. Gensia Sicor shall review and approve or request modification, in writing, of such reconciliation report with fifteen (15) business days of receipt by Gensia Sicor. If Gensia Sicor does not request modification within such fifteen (15) business day period, the reconciliation report will be deemed to have been approved by Gensia Sicor. Adjustments as to overpayments or underpayments, if any, based on such reconciliation report shall be made by the affected Party to the other Party within forty-five (45) days after Gensia Sicor's receipt of such reconciliation report.

     7.5  Trigger Cost.  In October of each Contract Year Gensia Sicor shall set
          ------------
a dollar amount (the "Trigger Cost") for each Product for the following Contract Year. Gensia Sicor may change such Trigger Cost from time to time during a Contract Year at its sole discretion. When the difference between the weighted average Gross Price and the Trigger Cost for a Product(NDC) is less than *** percent (***%), Abbott will contact Gensia Sicor to discuss this situation and Gensia Sicor shall agree to decrease the Trigger Cost to a level deemed appropriate by Gensia Sicor; provided, however, Gensia Sicor shall not be
                             --------  -------
compelled to decrease the Trigger Cost to a level less than Gensia Sicor's Cost Threshold. When the Trigger Cost for a Product(NDC) is within one hundred fifty percent (150%) of the Cost Threshold for that Product(NDC), Gensia Sicor will inform Abbott of such in writing and the Parties shall meet within sixty (60) days to discuss what actions should be taken with respect to such Product(NDC).

     7.6  Deletion of Products.  In the event that the Gross Sales minus the
          --------------------
Cost Threshold for any Product(NDC) is less than Abbott's variable costs for distributing, selling and marketing such Product(NDC), Abbott may delete such Product(NDC) from this Agreement upon ninety (90) days prior written notice to Gensia Sicor, subject to Section 12.3(d).

______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                   ARTICLE 8
                                   ---------
                               TRANSITION ISSUES

     8.1  First Sales Date.  For purposes of this Agreement, January 1, 1999
          ----------------
(the "First Sales Date") shall be deemed to be the date on which sales of the Products, whether by Gensia Sicor or Abbott, begin to be counted as Gross Sales for Contract Year 1999.

     8.2  Inventory Transition.
          --------------------

     (a) On or before January 31, 1999, the Parties shall use commercially reasonable efforts to complete an inventory assessment of all Products held by Wholesalers and Distributors as of the Effective Date; the results of such inventory assessment shall be used to determine appropriate Wholesaler Reversal or Distributor Reversal and Return adjustments as described in Sections 8.3 and
8.4 hereof.

     (b) Abbott, for its sole account, shall pay for all costs and expenses, including, without limitation transportation costs, costs associated with conducting the inventory assessment described in the preceding sentence and costs of acquiring inventory located at Gensia Sicor's distribution warehouses.

     (c) Notwithstanding anything to the contrary contained in Section 2.1, the Parties acknowledge that Gensia Sicor has sold Products before the date of this Agreement and the Parties agree that Gensia Sicor shall have the right to sell the Products to the Trade in the Territory for use by End Users in the Territory during the transition period (the "Transition Period") commencing on the First Sales Date and terminating on a date (the "Transition Date") forty-five (45) days after the Effective Date. All sales during the Transition Period shall be credited to Abbott in accordance with Section 8.1 hereof. On or before the Transition Date, Abbott shall purchase and Gensia Sicor shall sell to Abbott all of Gensia Sicor's inventory of the Products as of the Effective Date at the Transfer Price for such Products, except for such quantity of Products as reasonably determined by Gensia Sicor to be desirable to meet Gensia Sicor's contract obligations during the Transition Period.

     8.3  Wholesaler and Distributor Reversal Adjustment.  Abbott hereby assumes
          ----------------------------------------------
Gensia Sicor's liability for all Wholesaler Reversals and Distributor Reversals for Products Gensia Sicor sold to Wholesalers and Distributors prior to the First Sales Date and during the Transition Period. As compensation for Abbott's assuming, such Wholesaler Reversal and Distributor Reversal liability for Products Gensia Sicor sold to such Wholesalers and Distributors prior to the First Sales Date, Gensia Sicor shall pay to Abbott (within sixty (60) days after the Parties complete the inventory assessment described in Section 8.2 hereof) the actual amount of Wholesaler Reversals and Distributor Reversals paid by Abbott to the Wholesalers and Distributors, on an aggregate basis, with respect to Products sold by Gensia Sicor prior to the First Sales Date. In the event that not all Product inventory, as determined per Section 8.2 above, is sold sixty (60) days after the First Sales Date, Gensia Sicor shall pay to Abbott the actual amount of

Wholesaler Reversals and Distributor Reversals paid by Abbott to the Wholesalers and Distributors on sales of this remaining inventory at the end of each subsequent calendar month.

          In the event Gensia Sicor elects or is requested by Abbott to issue a credit to Wholesalers and Distributors for Wholesaler Reversals or Distributor Reversals with respect to Products sold by Gensia Sicor prior to the First Sales Date, Gensia Sicor will be entitled to offset the amount of any such credit against its liability to Abbott for the Wholesaler Reversals and Distributor Reversals calculated pursuant to the preceding paragraph.

     8.4  Returns for Sales Prior to First Sales Date. As set forth in Section
          -------------------------------------------
12.3, Gensia Sicor shall retain the financial responsibility for Returns of Products sold by Gensia Sicor prior to the First Sales Date. Abbott shall track all sales of Products by lot number. Gensia Sicor shall reimburse Abbott for any Returns of Products processed by Abbott in accordance with Section 12.3 hereof, but which relate to lot numbers of such Products sold by Gensia Sicor prior to the First Sales Date. Abbott shall issue a report detailing any such Returns and within forty-five (45) days' receipt of the report, Gensia Sicor shall issue a credit memorandum in the amount of such reimbursement to Abbott. In the event both Gensia Sicor and Abbott sold Products from the same lot, Abbott shall be responsible, in accordance with Section 12.3 hereof, for Abbott's prorated share of such Returns based upon the total units produced within such lot's production run divided into the total number of units Abbott sold of such lot and Gensia Sicor sold of such lot during the Transition Period.

     8.5  Doxorubicin Purchase Order.  Abbott shall place a purchase order for
          --------------------------
the initial order of Doxorubicin within five (5) business days of the Effective Date. Abbott shall pay One Million Five Hundred Thousand Dollars (US$1.5 million) of such purchase order within ten (10) business days of the date such
purchase order was placed.   The remainder of the payment for the order will be
processed in accordance with Section 21.3 hereof.

     8.6  Accrued Rebates. Gensia Sicor shall remain liable to pay all
          ---------------
Performance Incentives and GPO management fees that have been earned but not yet paid prior to the First Sales Date.

                                   ARTICLE 9
                                   ---------
                                 DOCUMENTATION

     9.1  Sales Report.  On or before the tenth day of each month, Abbott shall
          ------------
provide a report to Gensia Sicor reflecting the Gross Sales of the Products for the prior month. Each such report shall provide, for each of the Products(NDC), the Gross Price and the Gross Sales dollars and total unit sales for the reported month and the year to date. An example of the Abbott monthly report is set forth on Exhibit 9.1. The format of the monthly report shall be reasonably acceptable to Gensia Sicor. In addition to hard copy summary reports, Abbott shall supply to Gensia Sicor, in an electronic format reasonably acceptable to Gensia Sicor, specific monthly Gross Sales detailed by End-Users, Returns, Wholesaler Reversals, Distributor Reversals, contract and NDC number.

     9.2  Certificate of Analysis.  Upon Abbott's reasonable request, Gensia
          -----------------------
Sicor shall provide Abbott with a certificate of analysis with respect to a shipment of the Products sold to Abbott hereunder.

     9.3  Inspection and Analysis.  All Products sold to Abbott hereunder shall
          -----------------------
be subject to Abbott's inspection and approval. Abbott shall have the right, for a period of thirty (30) days following its receipt of the Products, to reject any Product which is:

     (a)  not in compliance with the Specifications;

     (b) not in compliance with all manufacturing procedures, in-process controls, testing, specifications, containers and storage conditions, as set forth in Gensia Sicor's NDA for the Product, or any subsequent amendments thereto;

     (c)  not manufactured in accordance with cGMPs;

     (d) not conforming to instructions agreed upon by the Parties in writing regarding shipment packaging or transport;

     (e) not conforming to reasonable instructions regarding quantities and configuration set forth in the purchase order form;

     (f) shipped in violation of any applicable statute, administrative order or regulation; or

     (g) recalled by any governmental agency or by Gensia Sicor for a reason not the fault of Abbott.

     If Abbott rejects any Product, it shall give Gensia Sicor written notice of such rejection within the thirty (30) day evaluation period described above, accompanied by a written summary of the grounds for rejection. Upon receipt of such notice, Gensia Sicor may request Abbott to return the rejected Product, or samples thereof, for testing by

Gensia Sicor. Abbott's rejection shall be final unless Gensia Sicor notifies Abbott in writing within thirty (30) days after the later of its receipt of the rejection notice or the rejected Product, or samples thereof, that Gensia Sicor disagrees with Abbott's conclusions with respect to the rejected Product. If the Parties are unable to resolve the dispute, samples of the rejected Product shall be submitted to a mutually acceptable independent testing laboratory for analysis. The results of the independent testing laboratory shall be final and binding on the Parties. The costs of the independent testing laboratory shall be paid by the Party against whom the dispute is resolved. In the event the test results indicate that the Products was properly rejected by Abbott, Gensia Sicor shall replace such Product at Gensia Sicor's expense, including all additional shipping and transportation costs, within twenty (20) business days if replacement Product stock is available, or, if no such replacement stock is available, as soon as is reasonably practical, after receipt of such results. In the event the test results indicate that the Product was not properly rejected by Abbott, Abbott shall pay all additional shipping and transportation costs incurred as a result of the dispute.


                                  ARTICLE 10
                                  ----------
                             FORECASTS AND ORDERS

     10.1  Forecasts.  Promptly after the Effective Date, and thereafter at
           ---------
least ten (10) days prior to the first day of each succeeding calendar month during the Term, Abbott shall submit to Gensia Sicor a written rolling forecast (a "Twelve Month Forecast") estimating by month Abbott's purchase requirements for the Products, by NDC, for the following twelve (12)-month period. The first, second and third months of a Twelve Month Forecast represent a firm order (a "Three Month Firm Order") for the Products and shall be accompanied by a purchase order. Upon receipt of a new Twelve Month Forecast, the fourth month of the prior Twelve Month Forecast shall become a firm order as the third month of the current Twelve Month Forecast. Abbott shall be obligated to purchase at least *** percent (***%) of the Twelve Month Forecast. Gensia Sicor shall not be obligated to supply for each of the three months following any Three Month Firm Order more than *** percent (***%) of the quantity forecasted for each of such months. Such rolling twelve (12) month forecasts shall be used by the Parties for planning purposes and shall not be binding on Abbott, except as set forth in this Section 10.1. At each time the Base Sales Level for the following year is established, pursuant to Section 7.2 hereof, Abbott shall submit a new Twelve Month Forecast for the following year for the same number of units used to calculate such Base Sales Level, which shall be subject to the restrictions described in the preceding sentences. Abbott shall provide Gensia Sicor with a five (5) year strategic forecast for the Products on an annual basis at the same time it provides the five (5) year business plan provided pursuant to Section
2.4 hereof. Unless otherwise specified in writing by Gensia Sicor to Abbott, all forecasts shall be sent by Abbott to the following address:

______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                         Gensia Sicor Pharmaceuticals, Inc.
                         19 Hughes
                         Irvine, California  92618
                         Attn: Director, Materials Management

     10.2  Purchase Order Forms.  Abbott shall place all firm purchase orders
           --------------------
for the Products on Abbott purchase order forms. Such purchase orders shall specify a quantity that is the lesser of a full batch or the equivalent of six
(6) months of forecasted sales as specified in Exhibit 10.2, delivery dates and special delivery and shipping instructions. In all other respects, the obligations of the Parties shall be governed by the terms of this Agreement, and none of the terms of the purchase order, acknowledgment or other similar form shall be applicable.

     10.3  Shipment Shortages.  Abbott shall notify Gensia Sicor in writing of
           ------------------
any shortage in quantity of any shipment of the Products as soon as possible, but in no event later than five (5) days following receipt of the Products. In the event of such shortage, Gensia Sicor shall make up the shortage by expediting subsequent production, as soon as reasonably practicable after receiving such notice, at no additional cost to Abbott.



                                  ARTICLE 11
                                  ----------
                       RECEIPT AND PROCESSING OF ORDERS

     Abbott shall be responsible, at its sole expense, for solicitation of, and for receiving and processing, purchase orders for the Products from the Trade. Purchase orders for the Products, if any, received by Gensia Sicor from the Trade shall be forwarded promptly to Abbott Laboratories, Dept. 243, Bldg. AP52S, 200 Abbott Park Road, Abbott Park, Illinois 60064-3537, Attn: Manager, Corporate Customer Service, for handling, invoicing and shipping.


                                  ARTICLE 12
                                  ----------
                 DISTRIBUTION, BILLING, COLLECTION AND RETURNS

     12.1  Distribution.  Abbott shall be responsible, at its sole expense, for
           ------------
all distribution of the Products to the Trade in the Territory.

     12.2  Billing and Collection.  Abbott shall perform, at its sole expense,
           ----------------------
all invoicing and collection of payment for sales of the Products to the Trade, including the processing of Wholesaler Reversals and Distributor Reversals, in a manner consistent with its own standard billing system.

     12.3  Returns.  During the Term, Abbott shall be responsible for receiving
           -------
and issuing credits to the Trade for Returns of the Products. Abbott shall use its commercially reasonable efforts to manage inventory shipped to the Trade on a first in, first out basis in order to maximize the dating of Products held in inventory. Abbott shall provide Gensia Sicor with an inventory status report by Product and by lot number once each Calendar Quarter.

     (a) Products returned to Abbott from the Trade or returned directly by the Trade to Gensia Sicor shall be processed in accordance with Abbott's then current return goods policy or a returned goods policy agreed to jointly by the Parties (a current copy of which is set forth in Exhibit 12.3 hereto), which may be modified by mutual written agreement of the Parties from time to time, and in conformity with cGMPs and any controlling regulations in the Territory. In the event a revised Abbott return goods policy results in Returns that exceed levels recorded in the most recent Contract Year, Gensia Sicor shall not be obligated to assume the financial liability for such increased Returns. The accounting for Returns to Abbott or Gensia Sicor from the Trade that are re-sellable (as determined in accordance with Gensia Sicor's then current quality assurance guidelines) shall be as follows: (1) all Gross Sales credited to the Trade for such Returns shall be deducted from the aggregate of Gross Sales of such Products during the Calendar Quarter in which such Returns were processed and
(2) returned Product shall be restored to sellable stock. The accounting for Returns to Abbott or Gensia Sicor from the Trade that are not re-sellable (as determined in accordance with Gensia Sicor's then current quality assurance guidelines) shall be as follows: (1) all Gross Sales credited to the Trade shall be deducted from the aggregate of Gross Sales of the Products during the Calendar Quarter in which the Return was processed; (2) Returns shall be shipped to Gensia Sicor's designated site for proper disposal; (3) a credit for such Returns shall be given by Gensia Sicor to Abbott in the form of a credit memorandum issued by Gensia Sicor. Gensia Sicor shall issue the credit memorandum for Returns described in this Section 12.3 at a per unit value equal to the Transfer Price for such unit of Product sold by Abbott or if such Product was sold by Abbott in a lot with respect to which more than one sale occurred under different Transfer Prices as determined by the lot number for such Product, the weighted average of such Transfer Prices will be used for the per unit value of such unit of Product. Such "weighted average" shall be calculated by dividing (i) the sum of the results obtained by multiplying, for each unit of Product sold at a different Transfer Price, (A) the total number of units of Product sold at a particular Transfer Price by (B) the Transfer Price at which such units of Product were sold, by (ii) the total number of units of such Product sold.

     (b) Notwithstanding anything to the contrary contained in this Agreement, Returns to Abbott or Gensia Sicor shall not be accepted for credit from Distributors, but may be accepted for no credit and processed in conformity with cGMPs and any other applicable governmental regulations.

     (c) Product may not be returned from Abbott inventory to Gensia Sicor. With respect to the final Contract Year, the Parties shall negotiate in good faith sixty (60) days prior to the commencement of such final Contract Year, appropriate terms, conditions, and procedures which shall enable Abbott to return Product and receive either a credit or cash payment.

     (d) The Parties acknowledge the potential exists under this Section 12.3 for Abbott to ship excessive quantities of Product to Wholesalers, Distributors or End Users in order to receive credit for Returns of excess inventory. Abbott acknowledges and agrees that such activity is expressly prohibited by this Agreement, and agrees that it is responsible for the ultimate legitimate sale or
disposition of any inventory in Abbott's possession.   Moreover, Abbott
covenants to act responsibly with respect to the management of Returns. Gensia Sicor's obligation to reimburse Abbott for Returns which may not be restocked and resold shall be limited by the percentage of all Product sales hereunder as defined in the following table:

 Contract Year      Return Percent
-----------------------------------
1                       ***%
-----------------------------------
2                       ***%
-----------------------------------
3 and beyond            ***%
-----------------------------------

In any given Contract Year, if the dollar amount of Returns of all Products sold hereunder when expressed as a percentage of the total dollar amount of sales of all Products by Abbott exceeds the percentage set forth in the table above for such Contract Year, Abbott shall pay to Gensia Sicor, within thirty (30) days after the receipt of an invoice therefor, the fully burdened manufacturing costs, as used by Gensia Sicor for its financial reporting purposes, for the quantity of Product which must be destroyed plus reasonable out of pocket expenses incurred by Gensia Sicor or its agents or contractors (such as third party waste management companies) to destroy such quantity of Product for the incremental Returns of such Product in excess of that defined in the table above; provided, however, that in the event the Returns exceed the applicable
       --------  -------
percentage set forth in the table above for reasons beyond Abbott's reasonable control (e.g., Product defect or contamination), Abbott shall have no financial responsibility for such Excess Returns. Examples of activities that are within Abbott's reasonable control, and therefore, Abbott will be accountable in the event of such returns, are loading an End User, Wholesaler, or Distributor well over their reasonable level of consumption in an attempt to artificially increase sales; shipping errors where product cannot be restocked for resale; and efforts to move short-dated inventory to the Trade, in the event this inventory arrived at Abbott with sufficient dating as specified in Section 5.1
(c). In the event the dollar amount of Returns of Product sold when expressed as a percentage of the total dollar amount of sales of that Product by Abbott exceed the applicable percentage set forth in the table above the Parties, shall be obligated to meet and identify the cause for such level of Returns and jointly develop an action plan to lower the Return level. If the dollar amount of Returns of Product sold when expressed as a percentage of the total dollar amount of sales of that Product by Abbott exceed the applicable percentage set forth in the table above for any Product for two (2) consecutive Calendar Quarters, Abbott may upon ninety (90) days' written notice to Gensia Sicor, at its sole discretion, delete any such Product from the Agreement. Should Abbott exercise a Product deletion under this

______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

Section 12.3, Section 7.6 or Section 18.4 (a) or (b), Abbott shall use commercially reasonable efforts to effect a smooth transition of such Product to enable Gensia Sicor to promote the sale of such Products to the Trade; and Abbott may not acquire or replace from a source other than Gensia Sicor, develop, manufacture or have manufactured a deleted Product, other than by or from Gensia Sicor, during the Term, unless the reason for deleting such Product was primarily a result of Abbott's inability to service the Trade due to the Cost Threshold for that Product set by Gensia Sicor; provided that Abbott may replace a deleted Product from a source other than Gensia Sicor only if such source offers Abbott terms and conditions materially better than those herein.



                                  ARTICLE 13
                                  ----------
                 REGULATORY COMPLIANCE AND MEDICAL COMPLAINTS

     13.1  No Modification to Products.  Abbott shall not modify, repackage,
           ---------------------------
reformulate or alter any Product, including its label, except with specific written authorization from Gensia Sicor.

     13.2  Regulatory Compliance.  Gensia Sicor shall be responsible for legal
           ---------------------
and regulatory filings for the Products. All responses to governmental agencies concerning the Products shall be the sole responsibility of Gensia Sicor. Abbott shall assist Gensia Sicor with respect to communications from governmental agencies regarding the Products to the extent deemed reasonably necessary by Gensia Sicor to fully respond to such communications. Abbott shall not recommend or knowingly sell the Products for any use except as described in the FDA approved Product labeling.

     13.3  Medical and Technical Complaints. Gensia Sicor shall retain exclusive
           --------------------------------
responsibility for handling Product manufacturing and medical and technical complaints and disputes with the FDA, physicians and patients, including timely filing with the FDA all fifteen (15) day and periodic reportable adverse drug experience ("ADE") reports. With respect to such reports and other communications described in this Section 13.3, each Party shall appoint a primary liaison ("Liaison") with whom the other Party is to communicate. Abbott shall report to Gensia Sicor's Liaison within twenty-four (24) hours any ADE report it receives or otherwise obtains in the Territory with respect to the Products, and shall cooperate with Gensia Sicor in providing information, including follow-up information, about such reports. Further, Abbott shall direct to Gensia Sicor's Liaison within three (3) business days of receipt all inquiries Abbott receives which relate to the efficacy, safety or other medical issues regarding the Products, unless such inquiry is of a routine nature and the response is clearly set forth in either the Product labeling or the Product inquiry report supplied by Gensia Sicor to Abbott. The Product inquiry report shall set forth the standard responses used by Gensia Sicor to respond to questions of a routine nature directed to Gensia Sicor with respect to the Product. Gensia Sicor shall supply the Product inquiry reports to Abbott's Liaison within a reasonable time after the Effective Date.

     13.4  Customer Disputes. Abbott shall be primarily responsible for handling
           -----------------
disputes with customers and customer related activities with respect to the Product, other than those described in Section 13.3, subject to the provisions of Article 16 and Section 13.5.

     13.5  Product Recalls and Withdrawals.
           --------------------------------

     (a)   Responsibilities.  In the event (i) any governmental or regulatory
           ----------------
authority in the Territory issues a request, directive or order that a Product be recalled or withdrawn, (ii) a court of competent jurisdiction orders such recall or withdrawal or (iii) Gensia Sicor determines, after consultation with Abbott, that a recall or withdrawal is necessary or advisable (each a "Recall"), Gensia Sicor shall, at Gensia Sicor's sole cost and expense, conduct any Recall, unless the Recall was caused by the storage, distribution or handling of the recalled Product by Abbott or its Affiliates or by the negligence or willful misconduct of Abbott or its Affiliates with respect to the Product. In the event the Recall was caused by Abbott as described above, Abbott promptly shall reimburse Gensia Sicor for all direct costs of the Recall upon submission to Abbott by Gensia Sicor of an itemized statement thereof. For purposes of this
Section 13.5, "negligence" by Abbott or its Affiliates shall include, to the extent the Product Recall was caused by advertising or promotional materials, the preparation and use of advertising or promotional materials, unless such materials were created by Gensia Sicor. Each Party shall cooperate fully with the handling of any Recall, including, without limitation, the contacting of End Users of the Product, the taking of all appropriate corrective actions and the conduct of any investigation surrounding the Recall. For purposes of this
Section 13.5, the expenses of Recall shall include, but not be limited to, the expenses of notification and destruction or Return of the recalled Product and all other costs incurred in connection with such Recall, but shall not include lost profits or any other indirect or consequential damages of either Party.



                                  ARTICLE 14
                                  ----------
                               BOOKS AND RECORDS

     14.1  Recordkeeping and Audit Rights for the Products.  Abbott shall
           -----------------------------------------------
maintain proper books and records reflecting the sales of the Products, including, without limitation, the Gross Sales, Wholesaler Reversals, Distributor Reversals, Performance Incentives and Gross Price for such sales. During the Term and for a period of three (3) years thereafter, upon thirty (30) days prior written notice to Abbott (but not more frequently than once for any Contract Year), Gensia Sicor may retain at Gensia Sicor's expense an independent certified public accounting firm reasonably acceptable to Abbott to examine Abbott's books and records relating to the matters described above in this
Section 14.1, at Abbott's principal place of business during normal business hours for the sole purpose of verifying the accuracy of Abbott's calculations described in this

Agreement. Such accountants shall be required to execute a mutually acceptable confidentiality agreement and shall report to Gensia Sicor only the amount and relevant details of any discrepancy in the calculations. Within thirty (30) days after completion of such examination, the Parties shall reconcile any underpayment or overcharge. Such audit rights may be exercised by Gensia Sicor only with respect to records for the previous thirty-six (36) months in which Gross Sales occurred. Notwithstanding anything in this Section 14.1 to the contrary, if a discrepancy to Gensia Sicor's detriment in excess of five percent (5%) of the previous twelve (12) month's Gross Sales is detected during an audit performed pursuant to this Section 14.1, then Abbott shall bear the costs of Gensia Sicor's accountants that performed the audit.

     14.2  Maintenance of Records.  Abbott agrees to maintain records and
           ----------------------
otherwise establish procedures to assure compliance with all applicable regulatory, professional and other legal requirements which apply to Abbott's promotion, marketing and distribution of the Products.

     14.3  Audit by Abbott. Upon the written request of Abbott and not more than
           ---------------
once in each Contract Year, Gensia Sicor shall permit an independent certified public accounting firm of nationally recognized standing selected by Abbott and reasonably acceptable to Gensia Sicor, at Abbott's sole expense, to have access during normal business hours to such of the records of Gensia Sicor as may be reasonably necessary to verify the accuracy of the costs associated with the Returns for which Abbott shall be financially responsible pursuant to Section 12.3(d) for any year ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall disclose to Abbott only whether the invoices relating to such Returns are correct or not and the specific details concerning any discrepancies. No other information shall be shared.



                                  ARTICLE 15
                                  ----------
                        REPRESENTATIONS AND WARRANTIES

     15.1  Gensia Sicor Representations and Warranties.
           -------------------------------------------

     (a)   Product Warranties.  Gensia Sicor represents and warrants to Abbott
           ------------------
that the Products delivered to Abbott hereunder shall be:

          (i)    manufactured in accordance with cGMPs and the Specifications;

          (ii) when sold, free and clear of any Third Party security interest, lien or encumbrance; and

          (iii) manufactured in compliance with the Act and all other applicable federal, state and local laws and regulations, including, but not limited to, provisions of the Act prohibiting the introduction of "adulterated" or "misbranded" articles into interstate commerce.

     (b)  Intellectual Property Representations and Warranties.  Gensia Sicor
          ----------------------------------------------------
represents and warrants to Abbott that:

          (i) to the best of Gensia Sicor's knowledge, there are no Third Party patents or trademarks which are valid and which would be infringed by making, using, selling or promoting the Products as formulated into the Products in accordance with the terms of this Agreement;

          (ii) Gensia Sicor, or an Affiliate, is the sole and exclusive owner of all right, title and interest in and to the trademarks "Gensia(R)" and "Gensia Sicor(TM)" (the "Licensed Marks"); and

          (iii) as of the Effective Date, there are no suits, claims or proceedings pending, nor have any suits, claims or proceedings been threatened, against Gensia Sicor or any of its Affiliates in any court or by or before any governmental body or agency with respect to the Products or the patents relating thereto or the Licensed Marks, with the exception of patent infringement litigation brought by Bristol-Myers Squibb relating to cisplatin.

     (c)  State of the Business.  Gensia Sicor represents and warrants to Abbott
          ---------------------
that, as of the Effective Date:

          (i) the dollar amount actually credited to customers for Products returned to Gensia Sicor for the first *** (***) months of calendar year 1998 when expressed as a percentage of the total dollar amount of all Products invoiced to customers was less than *** percent (***%) of the sales dollars actually invoiced to customers of all Products Gensia Sicor sold during such period;

          (ii) as of December 31, 1998, the total dollar amount that would have been invoiced to Third Parties for the purchase of Leucovorin Calcium from Gensia Sicor pursuant to a contract, purchase order or other agreement except for the back order of Leucovorin Calcium due to lack of inventory was *** dollars ($***) and, to the best of Gensia Sicor's knowledge, no such Third Parties had cancelled any contract, purchase order or other agreement for the purchase of Leucovorin Calcium from Gensia Sicor because of such back order; and

          (iii) the gross sales of the Products to End Users for the first eleven (11) months of calendar year 1998 was *** Dollars (US$***) plus or minus $*** (*** Dollars).

______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

     15.2  General Representations and Warranties.  Each Party represents and
           --------------------------------------
warrants to the other Party as follows:

     (a) It is a corporation duly organized and validly existing under the laws of its state of incorporation;

     (b) It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

     (c) The execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any other agreement or relationship.

     (d) Gensia Sicor hereby represents and warrants that Gensia Sicor Inc. is its parent company.

     15.3  Other Warranties.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, GENSIA
           ----------------
SICOR DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     15.4  Limitation of Liabilities.  Except with respect to breaches due to
           -------------------------
gross negligence or willful misconduct and with respect to claims covered by
Article 16, for all purposes hereunder, neither Party shall be liable to the other Party for any indirect, special, incidental, consequential (including, without limitation, lost profits), or punitive damages of the other Party resulting from any breach of a Party's obligations hereunder or the breach of any warranty made hereunder.


                                  ARTICLE 16
                                  ----------
                                INDEMNIFICATION

     16.1  Gensia Sicor Indemnification.  Gensia Sicor shall indemnify, defend
           ----------------------------
and hold Abbott (and its Affiliates and their respective officers, directors, employees and representatives) harmless from and against any and all liabilities, damages, losses, expenses, fees, fines, penalties and costs (including reasonable attorneys' fees) resulting from any and all demands, claims, causes of action, suits and proceedings brought by a Third Party arising out of, related to or in connection with (a) the use of the Products as a pharmaceutical product or the safety or efficacy of the Products, except where such demands, claims, causes of action, suits or proceedings arise out of the wrongful or negligent acts or omissions on the part of Abbott's employees, agents or representatives, (b) the breach of Gensia Sicor's warranties, representations or covenants set forth in this Agreement, (c) the wrongful or negligent acts or omissions on the part of Gensia Sicor's employees, agents or representatives, and/or (d) the patent infringement litigation brought by Bristol-Myers Squibb relating to cisplatin, (e) the intellectual property rights associated with the Products, (f) that certain Distribution Agreement dated on or about March 4, 1996 between Gensia Sicor and DDN/Obergfel, L.L.C., and/or (g) any other pre-existing contractual obligations of Gensia Sicor in any Third Party contracts for the Products, except for the obligations expressly assumed by Abbott under Sections 2.7 and 8.3; provided, that (i) Abbott promptly notifies in writing Gensia Sicor of any such action or demand, (ii) Abbott reasonably cooperates in the defense and/or settlement of the action or demand,
(iii) Gensia Sicor, at its cost and expense, is allowed to handle, control, defend and settle such action or demand, and (iv) Gensia Sicor shall not be obligated to indemnify any person entitled to indemnification hereunder for any demands, claims, causes of action, suits or proceedings arise out of the wrongful or negligent acts or omissions on the part of Abbott's employees, agents or representatives.

     16.2  Abbott Indemnification.  Abbott shall indemnify, defend and hold
           ----------------------
Gensia Sicor (and its Affiliates and their officers, directors, employees and representatives) harmless from and against any and all liabilities, damages, losses, expenses, fees, fines, penalties and costs (including reasonable attorneys' fees) resulting from any and all demands, claims, causes of action, suits and proceedings brought by a Third Party arising out of, related to or in connection with (a) Abbott's Promotion, sales, handling, storage or distribution or Returns of any Product or Product samples, (b) the breach of Abbott's warranties, representations or covenants set forth in this Agreement, and/or (c) the wrongful or negligent acts or omissions on the part of Abbott's employees, agents or representatives; provided, that (i) Gensia Sicor promptly notifies in writing Abbott of any such action or demand, (ii) Gensia Sicor reasonably cooperates in the defense and/or settlement of the action or demand and (iii) Abbott, at its cost and expense, is allowed to handle, control, defend and settle such action or demand.

     16.3  Cooperation.  Each Party shall promptly notify in writing the other
           -----------
Party of any claim or potential claim covered by the indemnification provisions of this Article 16 and shall include sufficient information to enable the other Party to assess the facts relating to such claim. Each Party shall cooperate with the other Party in the defense of all such claims. No settlement or compromise shall be binding on a Party without such Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

     16.4  Equitable Remedies.  In the event Gensia Sicor is subject to a
           ------------------
successful action for specific performance brought by a third party pursuant to a pre-existing contractual relationship between Gensia Sicor and such third party and such specific performance impairs certain rights that Gensia Sicor has granted to Abbott hereunder, Gensia Sicor shall be solely liable and financially responsible to any such third party for monies that may become due pursuant to such matter.



                                  ARTICLE 17
                                  ----------

                                 INFRINGEMENT

     17.1  Prosecution. Gensia Sicor shall, at its own expense, file, prosecute,
           -----------
issue and maintain all patents covering the Products (the "Patents") in such manner and with respect to such Products as Gensia Sicor, in its sole discretion, shall determine. In the event that Gensia Sicor elects or has elected not to continue to prosecute or maintain any Patent or applications for such Patent, Gensia Sicor shall so advise Abbott and Abbott shall have the right, but not the obligation, to assume prosecution or maintenance of the Patent.

     17.2  Infringement Actions.  Gensia Sicor and Abbott shall promptly notify
           --------------------
in writing each other of any infringement of the Patents which may come to their attention. Gensia Sicor, in its sole discretion, shall have the first right to obtain a discontinuance of the infringement or to bring, respond to, defend or prosecute any suit or other action against such infringer. Gensia Sicor shall bear solely all costs and expenses associated therewith and shall be entitled to retain and keep any and all sums received, obtained, collected or recovered whether by judgment, settlement or otherwise, as a result of such suit or action. Abbott shall, at Gensia Sicor's expense, render all reasonably requested assistance in any such suit or action, including, but not limited to, joining or being named in such suit or action, executing all required documents and providing records, data and company witnesses. In the event that Gensia Sicor elects not to enforce any Patent against such infringer within ninety (90) days after receipt of notice of such infringement, then Gensia Sicor shall notify Abbott of its decision not to enforce the Patent against such infringer, and Abbott shall have the right, but not the obligation, to do so, at Abbott's sole expense, and shall be entitled to retain and keep any and all sums received, obtained, collected or recovered whether by judgment, settlement or otherwise, as a result of such suit or action. Gensia Sicor shall, at Abbott's expense, render all reasonable requested assistance in any such suit or action, including, but not limited to, joining or being named in such suit or action, executing all required documents and providing records, data and company witnesses. Notwithstanding anything contained herein to the contrary, Abbott shall not settle any action prosecuted or defended herein without the prior written consent of Gensia Sicor.


                                  ARTICLE 18
                                  ----------
                             TERM AND TERMINATION

     18.1  Term.  Subject to early termination as set forth in this Article 18,
           ----
this Agreement shall commence upon the Effective Date and extend through the end of the seventh Contract Year; provided, however, that this Agreement shall
                              --------  -------
continue automatically for successive one (1) year periods unless either party provides written notice of termination to the other party three (3) years prior to such date of termination. For example, a party who wishes to terminate this Agreement upon the end of the seventh Contract Year must give written notice of termination to the other party prior to the beginning of the fifth Contract Year.

     18.2  Termination for Cause.  Either Party may terminate this Agreement for
           ---------------------
cause in the event the other Party (a) is insolvent or unable to pay generally its debt as they become due, or such Party admits in writing its inability to pay its debts as they become due; or (b) such Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver, or other custodian for such Party, or for any property of such Party, or for a substantial part of the property of such Party, and such has not been dismissed or discharged, or shall make a general assignment for the benefit of creditors and such proceeding or assignment has not been dismissed or discharged within thirty (30) days thereafter; or (c) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of such Party, and, if such case or proceeding is not commenced by the Party, it has been consented to or acquiesced in by such Party or shall continue for sixty (60) days undismissed; or (d) such Party shall take any corporate action to authorize, or in furtherance of, any of the foregoing; or (e) materially breaches this Agreement and fails to cure such breach within sixty (60) days after receipt of written notice of such breach from the non-breaching party.

     18.3  By Abbott for Gensia Sicor's Inability to Supply. In the event Gensia
           ------------------------------------------------
Sicor is unable to supply a Product to Abbott hereunder for reason of Force Majeure, as described in Section 20.1, or a Product Recall or withdrawal, for a period of at least one hundred eighty (180) consecutive days, Abbott shall have the right to terminate this Agreement with respect to such Product, if Gensia Sicor fails to cure such inability to supply within thirty (30) days after receipt of written notice from Abbott regarding such inability.

     18.4  By Gensia Sicor for Lack of Abbott Performance.
           ----------------------------------------------

     (a) If the Gross Sales for all Products for a Contract Year are less than *** percent (***%) of the Base Level Sales for all Products for that Contract Year, Abbott shall, at the request of Gensia Sicor, meet from time to time, in person, with Gensia Sicor to discuss the reasons for such performance by Abbott and use commercially reasonable efforts to agree upon a plan calculated by the Parties to increase the sales of Products for the following years; provided,
                                                                   --------
however, that this subsection (a) shall not apply in any case where subsection
-------
(b) shall apply.

     (b)   If:

     (x) the Gross Sales for all Products for 1999 are less than *** dollars ($***),

     (y) the Gross Sales for all Products for a Contract Year are less than *** percent (***%) of the Base Level Sales for all Products for that Contract Year, or

______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

     (z) (I) the Gross Sales for all Products for a Contract Year are less than *** percent (***%) of the Base Level Sales for all Products for that Contract Year and (II) Gensia Sicor shall have notified in writing Abbott within ninety (90) days of the end of the prior Contract Year in which, during the Term the Gross Sales for all Products for such prior Contract Year were less than *** percent (***%) of the Base Level Sales for all Products for that Contract Year, then (i) upon written notice by Gensia Sicor to Abbott within ninety (90) days of the end of a Contract Year, the Parties shall negotiate in good faith modification or replacement of any and all terms of this Agreement as proposed by Abbott in response to such notice and (ii) upon further written notice by Gensia Sicor to Abbott, unless the Parties shall have executed an amendment or new agreement setting forth terms and conditions agreed by the Parties pursuant to preceding clause (i) within sixty (60) days of the notice given pursuant thereto, this Agreement shall terminate on the date set forth in the notice given pursuant to this clause (ii); provided, however, that in calculating the
                                    --------  -------
Gross Sales achieved by Abbott in a Contract Year for purposes of determining whether an event described in clause (x), (y) or (z) has occurred, Abbott shall be deemed to have attained those Gross Sales which Abbott would have attained had Gensia Sicor delivered Products which it failed to deliver as a result of a breach by Gensia Sicor or a Force Majeure.

     (c) If Gensia Sicor terminates this Agreement pursuant to clause (x) in subsection (b) of this Section 18.4, Abbott shall, within 30 days of such termination, repay to Gensia Sicor all amounts received by it pursuant to Articles 6 and 7 of this Agreement.

     (d) Upon termination of the Agreement pursuant to 18.4 (c), Abbott shall use its best efforts to effect a smooth transition of the promotion, sale and distribution of the Products to the Trade by Abbott to Gensia Sicor. At its sole option, Gensia Sicor may purchase from Abbott all or any portion of Abbott's supply of any Product at the Transfer Price for such Product. In the event Gensia Sicor does not elect to buy back Abbott's inventory for any Product, Abbott shall be allowed to sell such inventory of such Product to the Trade in the Territory for use by End Users in the Territory.

     (e) Within one hundred eighty (180) days prior to termination of this Agreement, Gensia Sicor shall have the right to initiate commercial activities which may include contracting, establishing customer relationships or other activities directed toward sales activities which will begin upon the effective date of termination; provided, however, that Gensia Sicor covenants that none of
                     --------  -------
its activities during such period will unreasonably interfere with Abbott's ability to achieve Abbott's Base Sales Level.

________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

     18.5  By Either Party for FDA Withdrawal.  Either Party may terminate this
           ----------------------------------
Agreement with respect to a Product upon ten (10) days' prior written notice to the other Party in the event the FDA causes the withdrawal of that Product from the market for a period in excess of one hundred twenty (120) days.

     18.6  Effect of Termination or Expiration.  The termination, expiration,
           -----------------------------------
cancellation or abandonment of this Agreement through any means and for any reason shall not release the Parties from any obligation accrued or accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement. All provisions of this Agreement which are expressly indicated to survive the termination of this Agreement shall do so for the period of time so indicated. In addition, the following Articles and Sections shall survive the termination of this Agreement for a period of three (3) years: Sections 13.3, Articles 14, 15, and 16.


                                  ARTICLE 19
                                  ----------
                   CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

     19.1  Confidentiality.  The Parties acknowledge that during the Term, each
           ---------------
Party and their Affiliates may exchange Confidential Information. Each Party shall use Confidential Information of the other Party only for the purpose of the activities contemplated by this Agreement and shall not disclose such Confidential Information to a Third Party, except in accordance with the provisions of this Agreement or upon the written consent of the other Party. The Parties shall take all steps reasonably necessary to ensure that their Affiliates keep all Confidential Information exchanged hereunder confidential in accordance with the provisions hereof as though the Affiliates were parties hereto. This provision shall remain in effect for a period of three (3) years after termination or expiration of this Agreement.

     19.2  Public Announcements.  Neither Party shall make any public
           --------------------
announcement concerning the transactions contemplated herein, or make any public statement which includes the name of the other Party or any of its Affiliates, or otherwise use the name of the other Party or any of its Affiliates in any public statement or document, except as may be required legally by law or judicial order, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.


                                  ARTICLE 20
                                  ----------
                                 FORCE MAJEURE

     20.1  Force Majeure.  Neither Party shall be held in breach of this
           -------------
Agreement for failure to perform any of its obligations hereunder and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is a result of any acts of God; acts of the public enemy; civil strife; wars declared or undeclared; embargoes; labor disputes, including strikes, lockouts, job actions or boycotts affecting the industry generally; fires; explosions; floods; shortages of material or energy; events caused by reason of laws or regulations or orders by any government, governmental agency or instrumentality or by any other supervening unforeseeable circumstances beyond the reasonable control of the Party so affected. The Party so affected shall (a) give prompt written notice to the other Party of the nature and date of commencement of the force majeure event and its expected duration, and (b) use its reasonable best efforts to relieve the effect of such cause as rapidly as possible.

     20.2  Continuation of Force Majeure.  In the event a delay in performance
           -----------------------------
with respect to a Product caused by a Force Majeure event continues unresolved for a period of one hundred eighty (180) consecutive days, Abbott may terminate this Agreement with respect to such Product as provided in Section 18.3 hereof.


                                  ARTICLE 21
                                  ----------
                                 MISCELLANEOUS

     21.1  Relationship of the Parties.  The relationship of the Parties under
           ---------------------------
this Agreement is that of independent contractors. Nothing contained in this Agreement shall be construed so as to constitute the Parties as partners, joint venturers or agents of the other. Neither Party has any express or implied right or authority under this Agreement to assume or create any obligations or make any representations or warranties on behalf of or in the name of the other Party.

     21.2  Assignment.  Neither Party may assign its interest under this
           ----------
Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may
                                    --------  -------
assign this Agreement, in whole or in part, without such consent, to an Affiliate of such Party. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any Party of responsibility for the performance of any accrued obligation which such Party then has hereunder. Notwithstanding the foregoing, this Agreement shall not limit either party's ability to merge with, acquire, or be acquired by a Third Party, or to assign this Agreement in connection with the merger, acquisition, sale of all or substantially all of the assets to which this Agreement pertains, change of control or similar transaction, without the prior written consent of the other party, provided that all obligations and rights of such assigning party set forth herein shall be binding on any such Third Party or assignee.


     21.3  Payments.  All payments required by this Agreement shall be made in
           --------
United States dollars. Unless otherwise specified herein, all invoices are strictly net and payment must be received within forty-five (45) days from the date of invoice, except for the transition items identified in Article 8. All payments shall be made by check or wire transfer to a bank account specified in writing by the receiving Party. If payment is not made pursuant to an invoice, the paying Party shall provide the receiving Party with ten (10) business days prior written notice of a payment. Time for payment shall be of the essence. Unless the paying Party notifies the receiving Party in writing of a good faith dispute with respect to amounts not received within such forty-five (45) day period, interest shall accrue thereon at the rate of prime plus two percent (2%), such interest to begin accruing on a daily basis from the date of invoice, and shall accrue both before and after judgment; provided, however, that in the case of a good faith
                           --------  -------
dispute regarding payment that is resolved to be due and is not paid within three (3) days after such resolution, interest shall accrue on any amount overdue at the rate of prime plus two percent (2%), such interest to begin accruing on a daily basis from the date such payment becomes overdue, and shall accrue both before and after judgment. For purposes of this Agreement, the rate of prime shall be that rate of prime quoted by Citibank, N.A., New York, New York, or any successor entity thereto.

     21.4  Binding Effect.  This Agreement shall be binding upon and inure to
           --------------
the benefit of each of the Parties and its successors and permitted assigns.

     21.5  Entire Agreement.  This Agreement, including the Exhibits, which are
           ----------------
attached hereto and incorporated herein by reference, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto.

     21.6  Governing Law.  This Agreement shall be construed, interpreted and
           -------------
governed by the laws of the State of Illinois, without regard to its choice of law provisions.

     21.7  Severability.  If any provision of this Agreement for any reason
           ------------
shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein. To the extent permitted by applicable law, the Parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     21.8  Amendment, Waiver or Modification of Agreement.  No amendment,
           ----------------------------------------------
waiver, modification, supplementation or termination of any of the terms or provisions of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

     21.9  Headings.  The captions to the Articles and Sections in this
           --------
Agreement are inserted for convenience only and are not a part hereof.

     21.10 Notices.   All notices hereunder shall be in writing and shall be (a)
           -------
delivered personally, (b) mailed by registered or certified mail, postage prepaid, or (c) sent by facsimile or express mail to the following addresses of the respective Parties:

           If to Abbott:         Abbott Laboratories
                                 President, Hospital Products Division
                                 D-960, Building AP30
                                 200 Abbott Park Road
                                 Abbott Park, Illinois 60064-3537
                                 Facsimile Number: (847) 937-2927

           with a copy to:       Abbott Laboratories
                                 Divisional Vice President
                                 Domestic Legal Operations
                                 D-322, Building AP6D
                                 100 Abbott Park Road
                                 Abbott Park, Illinois 60064-3500
                                 Facsimile Number: (847) 938-1206

           If to Gensia Sicor:   Gensia Sicor Pharmaceuticals, Inc.
                                 President
                                 19 Hughes
                                 Irvine, California  92618-1902
                                 Facsimile Number: (949) 457-2852

           with a copy to:       Gensia Sicor Pharmaceuticals, Inc.
                                 Vice President and Senior Legal Counsel
                                 19 Hughes
                                 Irvine, California  92618-1902
                                 Facsimile Number: (949) 458-6109

Notice shall be effective upon receipt if personally delivered or sent by facsimile, on the third business day following the date of mailing if sent by registered or certified mail, and on the second business day following the date of transmission or delivery to the express mail service if sent by express mail. A Party may change its address listed above by sending notice to the other Party.

     21.11 Counterparts.  This Agreement may be executed in two (2) original
           ------------
counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf by its duly authorized officer as of the Effective Date.

ABBOTT LABORATORIES INC.                    GENSIA SICOR PHARMACEUTICALS, INC.



By:    /s/ Richard A. Gonzalez              By:    /s/ Michael D. Cannon
    ----------------------------                ----------------------------
Name:  Richard A. Gonzalez                  Name:  Michael D. Cannon
Title: President                            Title: President
       Hospital Products Division                  Gensia Sicor Pharmaceuticals


Date:  Jan. 29, 1999                        Date:  Jan. 28, 1999
      ----------------------------                --------------------------


GENSIA SICOR INC. GUARANTY OF SECTION 4.1 OBLIGATIONS
-----------------------------------------------------

     In consideration of Abbott's entering into this Agreement, Gensia Sicor Inc., parent corporation of Gensia Sicor Pharmaceuticals, Inc., hereby absolutely and unconditionally guarantees the performance of Gensia Sicor Pharmaceuticals, Inc.'s Marketing Support Fee payment obligations to Abbott under Section 4.1 of this Agreement.

                                            GENSIA SICOR INC.

                                            By:    /s/ John Sayward
                                                ----------------------------

                                            Name:  John Sayward
                                                  --------------------------

                                            Title: EVP, Finance & CFO
                                                   -------------------------

                                            Date:  2/1/99
                                                  --------------------------

                                  EXHIBIT 1.5

                               BASE PRODUCT LIST



NDC Number    Description
----------    -----------

***






_______________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                 EXHIBIT 1.21


                               NEW PRODUCT LIST




Products
--------

***





_____________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                 EXHIBIT 1.38

                                WHOLESALER LIST


***







_____________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                  EXHIBIT 2.1

             PRODUCTS ON AWARD AT AMERICAN PHARMACEUTICAL PARTNERS



NDC Number    Description
----------    -----------

***





_________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                  EXHIBIT 2.7

                              PRODUCT AGREEMENTS



    CONTRACT #                            ACCOUNT
***







______________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                  EXHIBIT 3.1

                  SALES AND MARKETING COMMITMENT FEE SCHEDULE




Commitment Fee Amount     Timing of Disbursement of Funds
---------------------     -------------------------------

$4,535,000                Within ten (10) days after the Effective Date

$1,075,000                On or before March 31, 1999

$***                      On or before March 31, 2000

$***                      On or before March 31, 2001

___________               ___________________________

Grand Total               $***





___________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                  EXHIBIT 4.1

                    MARKETING SUPPORT FEE PAYMENT SCHEDULE


Payment Number            Amount             Due Date
--------------            ------             --------

1                         $***               July 1, 2000
2                         $***               October 1, 2000
3                         $***               January 1, 2001
4                         $***               April 1, 2001
5                         $***               July 1, 2001
6                         $***               October 1, 2001
7                         $***               January 1, 2002
8                         $***               April 1, 2002
9                         $***               July 1, 2002
10                        $***               October 1, 2002
11                        $***               January 1, 2003
12                        $***               April 1, 2003
13                        $***               July 1, 2003
14                        $***               October 1, 2003
15                        $***               January 1, 2004
16                        $***               April 1, 2004
17                        $***               July 1, 2004
18                        $***               October 1, 2004
19                        $***               January 1, 2005
20                        $***               April 1, 2005
21                        $***               July 1, 2005
22                        $***               October 1, 2005



____________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                  EXHIBIT 5.1

                                ABBOTT PRODUCTS


NDC Number    Description
----------    -----------

***



___________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                  EXHIBIT 6.1

                  TRANSFER PRICING THROUGH DECEMBER 31, 1999


                                 Projected                        Trigger
   NDC Number / Description     Gross Price       Transfer          Cost
---------------------------     -----------       --------          ----

***







____________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                EXHIBIT 7.1 (B)

                           *** Compensation Schedule

Year                                  Margin Split Percent (Abbott/Gensia Sicor)
-----                                 ------------------------------------------

All Sales through First Full Contract Year Sales            ***
Second Full Contract Year Sales                             ***
Remaining Full Contract Year Sales                          ***

Note: Compensation on *** begins upon FDA ANDA approval and supply of Product. The Margin split is calculated on the Gross Sales minus Abbott's and Gensia Sicor's expenses as defined in Article 7.1c.

Example calculation:

Year 1 *** Gross Sales             ***

Abbott Expense                     ***

Gensia Sicor Expense
     *** units x ((*** bulk drug x ***) + ($*** finishing cost)) = $***

Margin Split Dollars Available     ***

Year 1 Abbott Margin               ***

Year 1 Gensia Sicor Margin         ***





______________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                              EXHIBIT 7.1 (E)(I)

                             COMPENSATION SCHEDULE

                               1999 COMPENSATION
                               -----------------

Gross Sales Achievement Level              Compensation %
-----------------------------              --------------

Minimum               Maximum
Amount                Amount
--------              ------

***







_______________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                             EXHIBIT 7.1 (e)(iii)

                       INCREMENTAL COMPENSATION SCHEDULE

                           1999 COMPENSATION EXAMPLE
                           -------------------------


Example:  1999 Actual Gross Sales     =  ***
                                         ***
                                         ***
                                         ***

Incremental Amounts                      Compensation
-------------------                      ------------

***

**Note: Any actual calculation of the total compensation to Abbott in any Contract Year shall be subject to Cost Threshold limitations.

**Note: In this example, the 1999 Incremental Compensation would be the sum of ***, *** and *** (the incremental compensation amounts above $***MM (the Base Sales Level)).




________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                              EXHIBIT 7.1 (g)(i)

                       INCREMENTAL COMPENSATION SCHEDULE

                         2000 AND BEYOND COMPENSATION
                         ----------------------------

Gross  Sales Achievement Level      Compensation %
------------------------------      --------------

***


** Note: Once the Base Sales Level is achieved, the Compensation % shall be applied only to the incremental dollars associated with the level of achievement.


===================================================
***





_____________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                EXHIBIT 7.2 (a)

                      DETAIL OF BASE SALES LEVEL FOR 1999



NDC Number / Description          Base Sales Level
------------------------          ----------------

***






________________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                              EXHIBIT 7.2(B)(II)

                      EXAMPLE OF SETTING BASE SALES LEVEL

***






____________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                  EXHIBIT 9.1

                            MONTHLY REPORT EXAMPLE



                  YEAR TO DATE SALES OF GENSIA SICOR PRODUCTS


List Number   Description        Jan-99     Feb-99    Mar-99   Apr-99   Total
----------------------------     ----------------------------------------------

***








                                 ==============================================

                                 ==============================================






REPORTS MAY BE ISSUED IN TOTAL BY PRODUCT, BY CUSTOMER, BY PRODUCT AND BY
                                CUSTOMER, ETC.

PER GENSIA'S REQUEST, ABBOTT SHALL BE ABLE TO CUSTOMIZE TRACKING REPORT(S) IN
                             ACCEPTABLE FORMAT(S).




_____________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                 EXHIBIT 10.2

                 WHOLE BATCH QUANTITIES AS OF JANUARY 8, 1999



                                             2000
                                             and
Item Number    Description          1999     beyond
-----------    ------------------------------------

***







_______________
***  Redacted and Filed Separately with the Securities and Exchange Commission.

                                 EXHIBIT 12.3

                              RETURN GOODS POLICY

                           ABBOTT LABORATORIES, INC.
                          HOSPITAL PRODUCTS DIVISION
       DRUG WHOLESALERS, MED/SURG DISTRIBUTORS, AND RADIOLOGY SUPPLIERS
                           EFFECTIVE JANUARY 1, 1998

________________________________________________________________________________

  This policy applies to all products sold or distributed by Abbott Laboratories Hospital Products Division including, but not limited to, select products distributed for BERLEX(R), PHARMACIA UPJOHN(R) AND SMITH KLINE BEECHAM(R).

  RETURN GOODS POLICY
  -------------------

  . It is the intention of the Hospital Products Division of Abbott Laboratories to issue full credit for all RETURN GOODS, provided the minimal conditions of this policy are met.

  .  AUTHORIZATION for returns MUST BE OBTAINED FROM AN ABBOTT TRADE SALES
                               ----
     SPECIALIST. Call your Hospital Products Division Trade Sales Specialist or Customer Service at 1-800-ABBOTT3 (1-800-222-6883) to arrange a representative visit. The Returned Goods Authorization (RGA) form must be completed and signed by the customer in accordance with FDA good manufacturing practices. NO CREDIT IS GRANTED WITHOUT AN AUTHORIZED AND SIGNED RGA. Returns must be shipped to the assigned Abbott Distribution Center or other location designated by an Abbott Trade Sales Specialist or customer service and shipped freight prepaid. Collect shipments will be charged back to the customer. Product must be returned within 30 days from the date the RGA was initiated.

  . SHORTAGES/DAMAGED PRODUCT. Shortages or damage must be reported to Customer Service at 1-800-222-6883 UPON RECEIPT OF PRODUCT. To insure credit for damaged product, please provide the carrier's damaged goods report or other similar documentation.

  .  CREDIT FOR EXPIRATION-DATED PRODUCTS WILL BE ALLOWED AS FOLLOWS:
     Full Credit for products returned in salable condition with remaining dating or not more than 3 months past expiration.

     Exceptions:
     -----------

     . CONTROLLED DRUGS AND TEMPERATURE SENSITIVE PRODUCTS (E. G. LIPOSYN(R), QUELICIN(R), ATRACURIUM, LORAZEPAM, CENOLATE(R), AND PANCURONIUM BROMIDE) MUST HAVE 6 OR FEWER MONTHS OF DATING OR NOT BE MORE THAN 3 MONTHS PAST EXPIRATION.

     . CALCIJEX IS NOT RETURNABLE FOR CREDIT EXCEPT IN THE EVENT OF AN ORDERING OR SHIPPING ERROR REPORTED WITHIN 10 DAYS OF DELIVERY. EXPIRED PRODUCT IS NOT ELIGIBLE FOR CREDIT.

  .  FULL CREDIT GRANTED FOR NON-EXPIRATION-DATED PRODUCTS RETURNED IN FULL
                             -----------------------------
     SALABLE CASES WITHIN ONE YEAR OF PURCHASE FROM ABBOTT.

  . SCHEDULE II PRODUCT RETURNS must be arranged by calling Abbott Laboratories at 1-800-323-9030, extension 6868 so that appropriate forms and labels can be mailed.

  .  PRODUCTS ARE INELIGIBLE FOR CREDIT which were:
                  ----------
1.    returned in less than a full salable unit.

2.    returned opened, marked, or not in original packaging.
3.    acquired from Abbott as nonreturnable.
4. previously sold by Drug Wholesalers, Radiology Suppliers, or Med/Surg Distributors to end customers.
5.    manufactured to customer specification.
6. not shipped and billed to Drug Wholesalers, Radiology Suppliers, or Med/Surg Distributors by Abbott.
7. involved in a deal, or bankruptcy sale, or have deteriorated due to conditions beyond Abbott's control, such as from improper storage, heat, cold, humidity, water, dust, dirt, smoke, or fire.

  . Abbott reserves the right to destroy products which are returned outside the above policy, or which are considered unfit or unsafe for use; to reduce or refuse credit when inadequate inventory controls cause excessive product returns; and to revise or make exceptions to this policy at Abbott's discretion.

  . CUSTOMERS ARE ENCOURAGED TO RETURN ONLY FULL, UNOPENED CASES OF PRODUCT UNLESS THE PRODUCT IS EXPIRED OR NEARLY EXPIRED. Prior to returning overstocked product to Abbott, multi-location wholesalers/distributors/suppliers are encouraged to employ inter-divisional transfers when possible.


                      *    *   *   *   *   *   *   *   *

                ABBOTT LABORATORIES HOSPITAL PRODUCTS DIVISION
                -----------------------------------------------
           Hospital & Alternate Site Customer Returned Goods Policy
           --------------------------------------------------------

Customers may return Abbott product purchased from Abbott directly or purchased indirectly from a wholesaler, distributor, or radiology supplier. Product must be returned to Abbott regardless of the origin of purchase. Credit will be granted under these conditions and terms:

A.   AUTHORIZATION
     -------------
     Required. Contact Corporate Customer Service (1-800-ABBOTT3 or 1-800-222-6883) for Returned Goods Authorization (RGA). The RGA form must be completed and signed by the customer in accordance with FDA good manufacturing practices. NO CREDIT is granted without an authorized and signed RGA.

     . All product returns must follow the returned goods procedure specified below in Section E.

B.   CREDIT FOR ORDERING AND SHIPPING ERRORS
     ---------------------------------------
     Product delivered to customers due to ordering or shipping errors may be returned for 100% credit if product is restocked. Credit is granted subject to these conditions:

     . SHORTAGES/DAMAGED PRODUCT. Shortages and damage must be reported within 10 days. To insure full credit for damaged product, please provide the carrier's report of damaged goods or other similar documentation.

     . Product must be returned to Abbott within 45 days of original delivery in salable, original, full, unopened, undamaged and clean cases.

     . Nonrestockable products such as Liposyn(R) products, all controlled drugs, products requiring refrigeration (including Quelicin(R), Atracurium, Lorazepam, Cenolate(R), and Pancuronium Bromide), and products requiring special storage/handling will receive 50% credit. If an Abbott error caused the return, 100% credit will be granted. (Note that many of these products can also be returned when expired as specified in section D.)

     . Custom products and private label products may not be returned except in the event of an Abbott error.

C.   RETURNED GOODS CREDIT FOR EXCESS STOCK
     --------------------------------------
     Products returned over 45 days after original delivery may be eligible for credit as excess stock.

     ELIGIBLE products are:
     --------
     . 75% CREDIT for Non-Expiration Dated products returned within 12 months of purchase in salable, original, full, unopened, undamaged and clean cases.

     . 50% CREDIT for Large Volume Parenteral Solutions (including Premixed Solutions, Partial- Fill IV Solutions, and ADD-Vantage(R) Partial-Fill Solutions), Irrigation Solutions, Procedural Trays, and Nutritional Products (excluding Liposyn(R)) returned six months or more prior to expiration date in original, full, unopened, undamaged and clean cases.

  NOT ELIGIBLE for credit as excess stock are:
  ------------
     . Expiration Dated Product not specifically listed as eligible for excess stock credit.

     .  Returned product that is not salable for any reason.

     .  Certain products sold under written warranties.

     .  Custom products and private label products.

     . Non-Expiration Dated products purchased 12 or more months prior to return to Abbott.

D.   RETURNED GOODS CREDIT FOR EXPIRED PRODUCT
     -----------------------------------------
     Several Expiration Dated Products may be returned to Abbott for credit after expiration.

     ELIGIBLE products are:
     --------
     . 100% credit for Hetastarch if returned in full, undamaged and unopened cases within zero to twelve months after expiration.

     . 50% credit for Inhalation Anesthetics, Anesthetic Drugs and Adjuncts, Fentanyl Oralet (Oral Transmucosal Fentanyl Citrate)(R), Pharmaceutical Injectables and Additives (excluding Calcijex(R)), Abbojects(R), and Prefilled Vials for use with PCA Infusers in full, undamaged and unopened cases or shelf packs (salable units only) if returned within zero to three months after expiration date.

     NOT ELIGIBLE for credit as expired products are:
     ------------
     . Magnevist(R), Ultravist(R), Calcijex(R), Laryngotracheal Anesthesia Kits, Large Volume Parenteral Solutions (including Premixed Solutions, Partial- Fill IV Solutions, and ADD-Vantage(R) Partial-Fill Solutions), Irrigation Solutions, Procedural Trays, Nutritional Products, custom products and private label products.

E.   ABBOTT HOSPITAL PRODUCTS RETURNED GOODS PROCESS
     1. RETURNED GOODS AUTHORIZATION (RGA) IS REQUIRED. Call Corporate Customer Service (1-800-ABBOTT3 or 1-800-222-6883) to obtain RGA. Provide NDC product code, lot number, expiration date and quantity to be returned at this time.

     2. Corporate Customer Service will mail RGA form and shipping labels to customer.

     3. SCHEDULE II controlled drugs require the use of DEA form 222 in addition to the RGA.

     4. Arrange a carrier to return the product.

          . Abbott will help arrange and pay for a carrier to pickup product returned due to Abbott's error. Carrier will schedule a time with customer for pickup of product. Under all other conditions, the customer pays for freight on returned goods shipments.

        or

          . Customer may arrange and pay for shipment of product to Abbott. Abbott will reimburse freight costs when Abbott's error caused the return. A signed Returned Goods Authorization form is required even if the customer chooses the carrier.

     5. Abbott verifies authorization, RGA signature, quantities returned, product condition, and issues appropriate credit.

     6. If SCHEDULE II controlled drugs are destroyed by the DEA, send a copy of DEA Form 41 to Abbott along with the completed RGA to receive credit.

     7. Field destruction of expired product (excluding Schedule II controlled drugs) will NOT be accepted for credit.
                    ---

     8. THIRD PARTY RETURNED GOODS COMPANIES may be used to process expired product for credit if an authorization form is on file with Abbott for each account indicating the third party return company received permission from the account to process Abbott returns. (A copy of the form is available from Corporate Customer Service 1-800-ABBOTT3 or 1-800-222-6883.) The THIRD PARTY RETURNED GOODS COMPANY may return expired product using Abbott provided or approved forms. Required information includes customer name and address, Abbott account number, NDC product code, lot number, quantity returned and expiration date.

F.   TERMS
     . Products not returned in accordance with this policy will be destroyed and no credit will be issued.

     . Abbott is solely responsible for determining if returned product is salable.

     . Credit will be issued directly to the customer (not the Third Party Returned Goods Company).

     . No credit will be allowed on freight collect returned goods shipments. Collect freight charges paid by Abbott will be debited to the customer's account.

     . No credit is allowed for product involved in fire, bankruptcy, or certain special promotion deal sales.

     . Product expressly sold as non-returnable cannot be returned except in the event of an Abbott error.

     . Electronic drug delivery devices, pain management devices, and compounders are not returnable under this policy. Check the contract under which the device was purchased for return options or call your Abbott representative for more information.

     . Abbott reserves the right to make exceptions to this policy for extenuating circumstances.

     .  Abbott reserves the right to modify this policy without advance notice.

                        RETURNED GOODS POLICY SUMMARY*
                         --------------------------------
*See the above policy for precise interpretation of  the returned goods policy.


--------------------------------------------------------------------------------------------------------------------------------
              SHIPPING &           NON EXPIRATION
              ORDERING ERRORS      DATED PRODUCT             EXCESS DATED PRODUCT                  EXPIRED DATED PRODUCT
-------------------------------------------------------------------------------------------------------------------------------
REQUIRED      .Return product      .Return within 1          Return six or more months             Return zero to three months
              within 45 days.      year of purchase          prior to expiration in full,          after expiration date in full
              .Report damage       in full, unopened and     unopened and undamaged cases.         unopened and undamaged cases or
              within 10 days.      undamaged cases.                                                salable units.
-------------------------------------------------------------------------------------------------------------------------------
ELIGIBLE      All product          Sets, suction, and        .Large Volume Parenteral              .Inhalation Anesthetics
PRODUCTS      returned and         accessories               Solutions                             .Anesthetic Drugs and Adjuncts
              restocked.           returned and              .Irrigation Solutions                 .Fentanyl Oralet ??
                                   restocked                 .Procedural Trays                     .Pharmaceutical Injectables and
                                                             .Nutritional Products                 Additives (excluding
                                                             (excluding Liposyn(R))                Calcijex(R))
                                                                                                   .Prefilled Vials for use with
                                                                                                   PCA Infusers
-------------------------------------------------------------------------------------------------------------------------------
CREDIT        100%                 75%                       50%                                   50%
ALLOWED
-------------------------------------------------------------------------------------------------------------------------
EXCEPTIONS    50% credit for       Pump and device           Liposyn(R) is not returnable          .100% credit for Hetastarch
              controlled drugs     returns are               for credit.                           returned 0-12 months after
              and certain          addressed in                                                    expiration.
              refrigerated         contracts outside                                               .Calcijex(R) is not returnable
              products.            of this policy.                                                 for credit.

-----------------------------------------------------------------------------------------------------------------------------
NOT ELIGIBLE                       Dated Products.           .Inhalation Anesthetics               .Large Volume Parenteral
                                                             .Anesthetic Drugs and Adjuncts        Solutions (including Premixed
                                                             .Fentanyl Oralet??                    Solutions, Partial- Fill IV
NEVER                                                        .Pharmaceutical Injectables           Solutions, and ADD-Vantage
ELIGIBLE:                                                    and Additives                         Partial-Fill Solutions)
-------
Custom or                                                    .Prefilled Vials for use with         .Irrigation Solutions
private                                                      PCA Infusers.                         .Procedural Trays
label                                                        Magnevist(R) .Ultravist(R)            .Nutritional Products
products.                                                    .Calcijex(R)                          .Magnevist(R) Ultravist(R)
Product                                                      .LTA Kits                             .Calcijex(R)
returned                                                                                           .LTA Kits
outside of
policy terms
----------------------------------------------------------------------------------------------------------------------------------